                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                       FIRST DATA CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

                             FIRST DATA CORPORATION
                            5660 NEW NORTHSIDE DRIVE
                                   SUITE 1400
                          ATLANTA, GEORGIA 30328-5800

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 2001

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Data Corporation, a Delaware corporation (the "Company"), will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112, on Wednesday, May 9, 2001, at 11:30 a.m. (M.T.), for the following purposes:

    1.  The election of three directors;

    2.  The approval of an amendment to the Company's Shareholder Value Plan;

    3. The approval of an amendment to the Company's Senior Executive Incentive Plan;

    4. The approval of amendments to the 1993 Director's Stock Option Plan and the allocation of 1,000,000 shares of the Company's Common Stock to the Plan;

    5. The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2001; and

    6. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Shareholders of record at the close of business on March 12, 2001 (the "Record Date") will be entitled to vote at the meeting and any adjournment or postponement thereof.

    You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope or follow the alternative voting procedures described on the proxy.

                                          By Order of the Board of Directors

                                          /s/ Michael T. Whealy

                                          Michael T. Whealy

                                          CORPORATE SECRETARY

                                          March 26, 2001

                             YOUR VOTE IS IMPORTANT

    PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY OR FOLLOW ANY ALTERNATIVE VOTING PROCEDURES DESCRIBED ON THE PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

                             FIRST DATA CORPORATION
                                PROXY STATEMENT

    The Board of Directors of First Data Corporation ("FDC" or the "COMPANY") is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 9, 2001, at 11:30 a.m. (M.T.), and any adjournment or postponement of that meeting. The meeting will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112. This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Shareholders was first mailed on or about March 26, 2001 to all shareholders of record as of March 12, 2001 (the "RECORD DATE"). The only voting securities of the Company are shares of the Company's Common Stock, $.01 par value per share (the "COMMON STOCK"), of which there were 395,190,402 shares outstanding as of the Record Date (excluding treasury stock).

    The Company's Annual Report to Shareholders, which contains financial statements for the year ended December 31, 2000, accompanies this Proxy Statement. You may also obtain a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission without charge by writing to Investor Relations, First Data Corporation, 5660 New Northside Drive, Suite 1400, Atlanta, Georgia, 30328-5800.

                            ------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
The Proxy Process and Shareholder Voting....................      2
Questions and Answers About the Proxy Process...............      2
Proposals Submitted for Shareholder Vote....................      5

    Proposal 1 -- Election of Directors.....................      5

    Proposal 2 -- Approval of an amendment to the Company's
     Shareholder Value Plan.................................      5

    Proposal 3 -- Approval of an amendment to the Company's
     Senior Executive Incentive Plan........................      7

    Proposal 4 -- Approval of amendments to the 1993
                  Director's Stock Option Plan and
                  allocation of 1,000,000 shares of the
                  Company's Common Stock to the Plan........      8

    Proposal 5 -- Ratification of selection of auditors.....     11

Security Ownership of Directors and Executive Officers......     12
Board of Directors..........................................     13
Governance of the Company...................................     15
Committees of the Board of Directors........................     16
Report of the Audit Committee...............................     17
Compensation of Directors...................................     18
Executive Compensation Report by the Compensation and
  Benefits Committee........................................     18
Summary Compensation Table..................................     21
Option Grants in 2000.......................................     22
Aggregated Option Exercises in 2000 and Year-End 2000 Option
  Values....................................................     23
Long-Term Incentive Plans -- Grants in 2000.................     24
Retirement Plans............................................     24
Performance Graph...........................................     25
Certain Transactions and Other Matters......................     26
Section 16(a) Beneficial Ownership Reporting Compliance.....     27
Principal Holders of Common Stock...........................     27
Exhibit A -- First Data Corporation Senior Executive
  Incentive Plan............................................    A-1
Exhibit B -- First Data Corporation 1993 Director's Stock
  Option Plan...............................................    B-1
Exhibit C -- Audit Committee Charter........................    C-1

                    THE PROXY PROCESS AND SHAREHOLDER VOTING

    The proxy process is the means by which corporate shareholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. This PROXY STATEMENT provides notice of a scheduled shareholder meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders. The accompanying PROXY CARD provides shareholders with a simple means to vote on the described proposals without having to attend the shareholder meeting in person. By executing the Proxy Card, you authorize Henry C. Duques and Michael T. Whealy to act as your PROXIES to vote your shares as specified.

    The proxy voting mechanism also is vitally important to the Company. In order for the Company to obtain the necessary shareholder approval of proposals, a "QUORUM" of shareholders (a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the meeting in person or by proxy. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the shareholder vote.

    It is important that you vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, the Company must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its shareholders.

                 QUESTIONS AND ANSWERS ABOUT THE PROXY PROCESS

WHY DID I RECEIVE THESE MATERIALS?

    Shareholders of the Company as of the close of business on the March 12, 2001 Record Date are entitled to vote at the Company's Annual Meeting. The Company is required by law to distribute these proxy materials to all shareholders as of the Record Date.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF MATERIALS?

    This means you own shares of the Company that are registered under different names. For example, you may own some shares directly as a "REGISTERED HOLDER" and other shares through a broker or you may own shares through more than one broker. In these situations you will receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards you receive in order to vote all of the shares you own. Each Proxy Card you received came with its own prepaid return envelope; if you vote by mail make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

HOW DO I VOTE?

    You may vote by mail or follow any alternative voting procedure described on the Proxy Card. To use an alternative voting procedure, follow the instructions on each Proxy Card that you receive. To vote by mail, sign and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope which accompanied that Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in favor of the director nominees and in favor of the other proposals. All outstanding shares of Common Stock represented by your signed and dated Proxy Card or for which you have provided instructions by the alternative voting procedure that are received in time for the 2001 Annual Meeting will be voted.

DOES MY VOTE MATTER?

    Absolutely! Corporations are required to obtain shareholder approval for the election of directors and other important matters. Shareholder participation is not a mere formality. It is essential for the Company to continue to function. Each share of Common Stock is entitled to one vote and every share voted has the same weight. It is also important that you vote to assure that a quorum is obtained so corporate business can be transacted.

WHAT PERCENTAGE OF VOTES IS REQUIRED TO ELECT DIRECTORS?

    If a quorum is obtained, the three nominees receiving the greatest number of votes will be elected.

WHAT PERCENTAGE OF VOTES IS REQUIRED TO APPROVE OTHER PROPOSALS?

    If a quorum is obtained, proposals other than the election of directors require the affirmative vote of a majority of shares of Common Stock represented at the meeting and entitled to vote. Since majority approval is required, an "ABSTAIN" vote has the effect of a vote against the proposal.

WHAT IS THE EFFECT OF NOT VOTING?

    It depends on how ownership of your shares is registered. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

    If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following Question, in the absence of your voting instruction, your broker may or may not vote your shares.

IF I DON'T VOTE, WILL MY BROKER VOTE FOR ME?

    If you own your shares through a broker and you don't vote, your broker may vote your shares in its discretion on some "routine matters." With respect to other proposals, however, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the "BROKER NON-VOTE." "Broker non-vote" shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The Company believes that the proposals set forth in this Proxy Statement are routine matters on which brokers will be permitted to vote unvoted shares.

IS MY VOTE CONFIDENTIAL?

    It is the policy of the Company that all shareholder meeting proxies, ballots and voting records that identify the particular vote of a shareholder are confidential. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the inspectors of election to certify the results of the shareholder vote, (iv) in the event a proxy solicitation in opposition to the Company or the election of the Board of Directors takes place, (v) if a shareholder has requested that their vote be disclosed, or (vi) to respond to shareholders who have written comments on Proxy Cards.

IF I OWN MY SHARES THROUGH A BROKER, HOW IS MY VOTE RECORDED?

    Brokers typically own shares of Common Stock for many shareholders. In this situation the Registered Holder on the Company's stock register is the broker or its nominee. This often is referred to as holding shares in "STREET NAME." The "BENEFICIAL OWNERS" do not appear in the Company's shareholder register. Therefore, for shares held in Street Name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform the Company how many of their clients are Beneficial Owners and the Company provides the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are Beneficial Owners to obtain their votes. When you receive proxy materials from your broker, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the meeting, each broker totals the votes and submits a Proxy Card reflecting the aggregate votes of the Beneficial Owners for whom it holds shares.

CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

    You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by submitting another valid proxy bearing a later date, or (iii) by attending the meeting and giving the Inspector of Elections notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

WILL ANY OTHER BUSINESS BE TRANSACTED AT THE MEETING? IF SO, HOW WILL MY PROXY BE VOTED?

    Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company's By-Laws for submitting proposals to be considered at the meeting has passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

WHO COUNTS THE VOTES?

    Votes will be counted and certified by the Inspectors of Election, who are employees of Wells Fargo Bank Minnesota, National Association, the Company's independent Transfer Agent and Registrar. If you are a Registered Holder, your executed Proxy Card is returned directly to Wells Fargo for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Wells Fargo on behalf of its clients.

HOW MUCH DOES THE PROXY SOLICITATION COST?

    The Company has engaged the firm of Morrow & Co. to assist in distributing and soliciting proxies for a fee of $7,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. The largest expense in the proxy process is printing and mailing the proxy materials. Proxies also may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies.

WHAT IS THE DEADLINE FOR SUBMITTING PROPOSALS TO BE CONSIDERED FOR INCLUSION IN THE 2002 PROXY STATEMENT?

    Shareholder proposals requested to be included in the Company's 2002 Proxy Statement must be received by the Company not later than November 26, 2001. Proposals should be directed to Michael T. Whealy, Corporate Secretary, First Data Corporation, 5660 New Northside Drive, Suite 1400, Atlanta, Georgia, 30328-5800.

IF I DO NOT SUBMIT A PROPOSAL IN TIME TO BE INCLUDED IN THE 2002 PROXY STATEMENT, MAY I STILL NOMINATE SOMEONE TO BE A DIRECTOR OF THE COMPANY OR SUBMIT ANY BUSINESS TO BE CONSIDERED AT THE COMPANY'S ANNUAL SHAREHOLDER MEETING IN 2002?

    Even if a proposal is not submitted in time to be considered for inclusion in the Company's 2002 Proxy Statement, a proper shareholder proposal or director nomination may still be considered at the Company's 2002 annual meeting but only if the proposal or nomination is received by the Company no sooner than January 9, 2002 but not later than February 8, 2002. All proposals should be directed to Michael T. Whealy, Corporate Secretary, First Data Corporation, 5660 New Northside Drive, Suite 1400, Atlanta, Georgia, 30328-5800.

                    PROPOSALS SUBMITTED FOR SHAREHOLDER VOTE
                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of three current directors, Mr. Duques, Mr. Fote and Ms. Spero, expire at the 2001 Annual Meeting of Stockholders. They have been nominated for reelection through the 2004 Annual Meeting of Stockholders or until a successor is elected and qualified. (See the Board of Directors section for information concerning all Directors). In the case of a vacancy occurring during the year in any class, the Board of Directors may elect another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors.

    The terms of Mr. Robinson, Mr. Schwartz, Mr. Staglin and Mr. Weinbach expire at the 2002 Annual Meeting of Stockholders. The terms of Mr. Jones,
Mr. Levenson and Mr. Russell expire at the 2003 Annual Meeting of Stockholders.

    A shareholder may (i) vote for the election of any one or more of the nominees, or (ii) withhold authority to vote for one or more of the nominees by so indicating on the Proxy Card. Your shares will be voted as you specify on the enclosed Proxy Card or as you instruct via the alternative voting procedure described on the Proxy Card. If you sign, date and return the Proxy Card without specifying how you want your shares voted, they will be voted for the election of the Director nominees. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the Director nominees, your shares will be voted for that other person.

    Directors are elected by a plurality of votes of the shares represented at the meeting and entitled to vote. Therefore, if a quorum is present, the three nominees receiving the greatest number of votes will be elected. The effects of unvoted shares, abstentions and "broker non-votes" are discussed in the preceding Questions and Answers.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO REELECT MR. DUQUES,
           MR. FOTE AND MS. SPERO AS DIRECTORS FOR A THREE-YEAR TERM.

                                   PROPOSAL 2
        APPROVAL OF AN AMENDMENT TO THE COMPANY'S SHAREHOLDER VALUE PLAN

    The Compensation Committee and the Board have approved an amendment to the Company's Shareholder Value Plan, a long-term incentive program for certain executive officers established by the Compensation Committee pursuant to the 1992 Long-Term Incentive Plan. The proposed amendment would create a new maximum unit value for the recently created position of Senior Executive Vice President. The position of Senior Executive Vice President represents the highest position within the Company below those of Chief Executive Officer and Chief Operating Officer and those persons filling the position will typically manage large segments of the Company's business activities. The Compensation Committee and the Board of Directors believe that this significant responsibility should be reflected with a higher maximum unit value under the Shareholder Value Plan than that for Executive Vice President in order to attract and retain qualified candidates for this important position.

    Because the amendment alters a material term of the Shareholder Value Plan,
Section 162(m) of the Internal Revenue Code requires approval of the shareholders in order for the Company to deduct the full amount of incentives paid under this program to any executive officer named in the Summary Compensation Table whose compensation for the taxable year exceeds $1,000,000.

PROPOSED AMENDMENT

    Under the Shareholder Value Plan, a unit value is established by the Committee at the end of a two-year performance period based on performance of the Company's Common Stock compared to that of the companies in the S&P 500 Index during the performance period. The maximum unit values are $3,600,000 for the Chief Executive Officer, $2,000,000 for the Chief Operating Officer and $750,000 for the other eligible executives. The amendment would create a new maximum unit value of $900,000 for the position of Senior Executive Vice President.

SUMMARY OF THE SHAREHOLDER VALUE PLAN

    The following is a description of the Shareholder Value Plan as proposed to be amended.

    The class of eligible individuals consists of the members of the Company's Executive Committee. There are currently ten eligible individuals. Annually, the Compensation Committee makes performance grants to eligible executives pursuant to which they may receive awards dependent on the achievement of performance goals established for a two-year performance period. The goals measure the Company's total shareholder return, defined as the percentage change in the Common Stock price, plus dividends, as compared to the total stockholder return of the companies in the S&P 500 Index over the performance period.

    At the end of the two-year performance period, a unit value is assigned based on the performance criteria. Although the unit value is generally determined pursuant to the plan formula, the Compensation Committee does retain discretion to reduce the amount of the unit value based on factors it selects. The maximum unit values are $3,600,000 for the Chief Executive Officer, $2,000,000 for the Chief Operating Officer, $900,000 for Senior Executive Vice Presidents under the proposed amendment, and $750,000 for the other eligible executives. The maximum unit values may be assigned only if the Company's performance as measured by the performance goal described above exceeds that of 75% of the companies in the S&P 500 Index.

    No unit value is assigned if the percentage increase in the Common Stock price, plus dividends, does not exceed the rate of return during the performance period of the average two-year treasury note for the sixty day period ending on the last business day preceding the first day of the performance period. Additionally, no unit value is assigned if the Company's performance does not exceed that of 50% of the companies in the S&P 500 Index. If the thresholds are met, but not exceeded, the minimum unit values are assigned. The minimum unit values are $660,000 for the Chief Executive Officer, $500,000 for the Chief Operating Officer, $300,000 for Senior Executive Vice Presidents under the proposed amendment, $250,000 for Executive Vice Presidents and $100,000 for the other eligible executives.

    After the unit value is assigned, the amount is banked for another two-year period during which it is entirely forfeitable in the event of the executive's termination of employment for reasons other than death, disability or retirement. During this banking period the amount is increased by an amount equal to 50% of the shareholders' return on equity each year or, if return on equity is negative, decreased by an amount equal to 100% of the shareholders' return on equity each year. Return on equity is defined as net income before dividends divided by shareholders' equity at the beginning of such fiscal year. The Compensation Committee has adopted specific guidelines for dealing with business combinations, such as increasing beginning shareholders' equity and disregarding direct merger costs in certain instances in the calculation of net income.

    In February 2001, the Compensation Committee made a performance grant to Mr. Adams and another Senior Executive Vice President, for the two-year performance period beginning January 1, 2001, with a potential maximum unit value of $900,000. No unit value has been or will be established under that grant until the end of the two-year performance period. If the shareholders do not approve this amendment, the maximum unit value of the grant to Mr. Adams and the other Senior Executive Vice President will be reduced to $750,000. The Compensation Committee may amend or terminate this program at any time.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3
   APPROVAL OF AN AMENDMENT TO THE COMPANY'S SENIOR EXECUTIVE INCENTIVE PLAN

    The Compensation Committee and the Board have approved an amendment to the Company's Senior Executive Incentive Plan, an annual cash incentive program for the Company's top two executive officers established by the Compensation Committee. The proposed amendment would increase the maximum annual award to the Chief Executive Officer and the Chief Operating Officer. The Compensation Committee and the Board of Directors believe that the proposed amendment reflects market competitive compensation and will allow the Company to attract and retain qualified individuals for these two positions.

    Because the amendment alters a material term of the Senior Executive Incentive Plan, Section 162(m) of the Internal Revenue Code requires approval of the shareholders in order for the Company to deduct the full amount of incentives paid under this program to any executive officer named in the Summary Compensation Table whose compensation for the taxable year exceeds $1,000,000.

PROPOSED AMENDMENT

    The purpose of the Senior Executive Incentive Plan is to tie a significant portion of the Chief Executive Officer's and Chief Operating Officer's annual pay directly to the annual financial performance of the Company. The Senior Executive Incentive Plan provides a direct incentive in the form of bonus targets linked to the performance of Company earnings before interest expense and taxes (EBIT). The amendment would increase the maximum annual award for the Chief Executive Officer from $900,000 to $2,000,000 and the Chief Operating Officer from $750,000 to $1,500,000.

SUMMARY OF THE SENIOR EXECUTIVE INCENTIVE PLAN

    The following is a description of the Senior Executive Incentive Plan, as proposed to be amended. This description is qualified in its entirety by reference to the Senior Executive Incentive Plan, as proposed to be amended, a copy of which is attached to this Proxy Statement as Exhibit A.

    ELIGIBILITY. The class of eligible individuals consists of the Chief Executive Officer and Chief Operating Officer of the Company.

    EBIT BUSINESS CRITERIA. Based on the EBIT business criteria, the Compensation Committee will annually pre-establish performance goals for eligible executives under which they may receive annual cash incentive awards dependent on the achievement of the goals. The Compensation Committee will establish target EBIT performance levels and will specify levels of payment for levels of performance expressed as a percentage of the target amount (the "formula").

    AWARD DETERMINATION. At the end of the annual performance period, award payments will be determined based on actual performance against the formula. Although the annual award amount

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generally will be determined pursuant to the formula, the Compensation Committee does retain discretion to reduce the amount of an award based on factors it selects. The maximum annual award amounts under the Senior Executive Incentive Plan are $2,000,000 for the Chief Executive Officer and $1,500,000 for the Chief Operating Officer under the proposed amendment. No amount will be awarded for actual performance that falls below 90% of target EBIT performance.

    2001 GOALS ESTABLISHED. In February 2001, the Compensation Committee established performance goals for 2001, subject to approval of the amendment of the Senior Executive Incentive Plan by the shareholders. If the shareholders do not approve this amendment, the maximum award amount for 2001 will be $900,000 for the Chief Executive Officer and $750,000 for the Chief Operating Officer, the current limits under the Senior Executive Incentive Plan, and the Committee will consider other approaches to Mr. Duques' and Mr. Fote's annual incentive compensation.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3.

                                   PROPOSAL 4
    THE APPROVAL OF AMENDMENTS TO THE 1993 DIRECTOR'S STOCK OPTION PLAN AND ALLOCATION OF 1,000,000 SHARES OF THE COMPANY'S COMMON STOCK TO THE PLAN

    The Compensation Committee and the Board have adopted amendments to the 1993 Director's Stock Option Plan (the "Director Plan"), subject to approval of the shareholders, to (1) extend the date the Director Plan will terminate from May 11, 2004 to May 9, 2011; (2) increase the number of shares of Common Stock reserved for issuance under the Director Plan by 1,000,000 shares, from 1,500,000 to 2,500,000 shares (subject to adjustment as provided in the Director
Plan); (3) provide an annual grant of 2,000 non-qualified stock options (NQOs) (subject to adjustment as provided in the Director Plan) to purchase the Company's Common Stock to each non-employee director who at the request of the Company is appointed to serve, and each year such non-employee director continues to serve, on the governing board of an entity in which the Company has a significant ownership or business interest; (4) permit the transfer of stock options to certain family members as determined by the Compensation Committee;
(5) provide that, for so long as a director remains a non-employee director, the director will receive NQOs for 10,000 shares upon initial election to the Board, 14,000 shares on the fourth annual shareholder meeting after the initial election and on each third annual shareholder meeting thereafter, and 4,000 shares on the day of each other annual shareholder meeting during their term;
(6) provide that options granted on or after March 7, 2001 to a non-employee director who becomes an employee of the Company immediately after serving as a non-employee director will continue to vest and be exercisable during such employment in the same manner as if the director remained a non-employee director of the Company; (7) provide for the automatic vesting of all options granted or purchased under the Director Plan upon the death of the director;
(8) provide that options granted on or after March 7, 2001 may be exercised at any time until expiration of such option pursuant to its terms notwithstanding death, disability, retirement or other termination of service of a director,
(9) provide for the immediate vesting of all options granted or purchased on or after March 7, 2001; (10) provide that purchased stock options ("PSOs") granted on or after March 7, 2001 will expire ten years from the date of grant; and
(11) provide that the exercise price of any NQOs and PSOs may not be reduced except to adjust for certain dilutive events.

    The Board believes that the proposed amendments will provide a market competitive directors stock option plan and will allow the Company to recruit and retain board members as well as, in the case of certain amendments, avoid adverse accounting treatment. The Board further believes that granting stock options at market value under the Director Plan advances the interests of the Company and its shareholders by (1) strengthening the link between the interests of the non-employee directors and shareholders and (2) allowing an additional means for the Company to attract and retain experienced and knowledgeable people to serve as directors of the Company. The amendments will allow the Director Plan to continue operating for ten years on terms that the Board of Directors deems advisable to further these important interests.

SUMMARY OF THE DIRECTOR PLAN

    The following is a description of the Director Plan, as proposed to be amended. This description is qualified in its entirety by reference to the Director Plan, as proposed to be amended, a copy of which is attached to this Proxy Statement as Exhibit B.

    SHARES AVAILABLE. Under the proposed amendments, the total number of shares of Common Stock that may be subject to options granted pursuant to the Director Plan would increase from 1,500,000 to 2,500,000 shares. The number and kind of authorized shares, the number and kind of shares subject to outstanding options, the exercise price per share subject to outstanding options, and the number and kind of shares subject to initial and annual grants to non-employee directors, are subject to automatic adjustment in the event of reorganization, merger, consolidation, recapitalization, stock split, combination or exchange of shares, stock dividend or other similar events. As of March 1, 2001, the Company had issued options to purchase 988,850 shares of Common Stock under the Director Plan and, under the proposed amendments, 1,511,150 shares would be available for future grants.

    OPTION GRANTS. Under the Director Plan as proposed to be amended, each person who becomes a non-employee director shall receive NQOs for 10,000 shares upon initial election to the Board ("Initial Grant"), 14,000 shares on the fourth annual shareholder meeting following the initial election and on each third annual shareholder meeting thereafter, and 4,000 shares on the day of each other annual shareholder meeting during their term. Prior to the proposed amendment, the non-employee directors received the grants for 14,000 shares only on the fourth and seventh shareholder meetings following the Initial Grant. In addition, under the proposed amendments, each non-employee director who serves at the request of the Company on the governing board of an entity in which the Company has a significant ownership or business interest would receive NQOs for 2,000 shares upon initial appointment to that board. The non-employee director would receive NQOs for 2,000 shares each year thereafter as long as he or she remained a non-employee director and continued to serve on such board at the request of the Company.

    Each NQO will have a ten-year term and, under the proposed amendments, all grants made on or after March 7, 2001 will be immediately exercisable. Grants made previous to that date generally will continue to become exercisable in four equal annual installments beginning on the first anniversary of the date of grant. All NQOs have an option exercise price equal to the average of the closing prices of the Company's Common Stock on each trading day within the thirty-day calendar period ending on the date of the grant.

    In addition, the Plan provides for PSOs which non-employee directors of the Company may elect to purchase by irrevocably waiving, prior to the beginning of the year, all or a portion of their annual retainer for services performed as a non-employee director. The number of PSOs granted is equal to the nearest whole number determined by a fraction, the numerator of which is equal to the dollar amount of the waived retainer (generally during the period from annual stockholders meeting to annual stockholders meeting) and the denominator of which is equal to ten percent of the average of the closing prices of the Company's Common Stock on each trading day within the thirty-day calendar period ending on the date of the grant. Under the proposed amendment, PSOs purchased on or after March 7, 2001 will be immediately exercisable and expire ten years after the date of grant. PSOs purchased prior to that date generally will continue to become exercisable in three equal annual installments beginning on the first anniversary of the date of the grant and expire five years after the option becomes exercisable. PSOs have an exercise price equal to the average of the closing prices of the Company's Common Stock on each trading day within the thirty-day calendar period ending on the date of the grant. If an individual ceases to be a non-employee director for any reason other than death or disability and the fair market value of the Company's Common Stock is greater than the exercise price of such PSOs, such non-employee director shall be entitled to receive the PSO purchase price plus simple interest credited at the ten-year U.S. Government Treasury Bond Rate for all shares of Common Stock for which the PSO is not then exercisable.

    The exercise price of the NQOs and PSOs must be paid in full upon exercise. Payment may be made in cash, check, in common shares of the Company already owned by the person exercising the option valued at fair market value on the date of exercise or by a combination of such payment methods. The Plan as amended also provides that the exercise price of the NQOs and PSOs generally may not be reduced after they are granted, except upon the occurrence of certain dilutive events.

    Under the proposed amendments, any NQOs or PSOs granted on or after March 7, 2001 generally will expire ten years after the date of grant. For grants made prior to March 7, 2001, the following terms of the Director Plan that were in place prior to the amendments will still apply. If an eligible director's service is terminated due to disability, the NQOs and PSOs held by the director will expire after three years. In the event of the death of the director, the NQOs and PSOs held by the director will expire after one year. If a person ceases to serve as a non-employee director for any reason other than the death or disability of the director, NQOs and PSOs held by the director that were granted prior to March 7, 2001 will expire 120 days after the director no longer qualifies as a non-employee director.

    TRANSFERABILITY. Under the proposed amendments, NQOs and PSOs will be transferable to certain family members of the non-employee director as determined by the Compensation Committee. Otherwise, NQOs and PSOs will not be transferable except by will or the laws of descent and distribution and only non-employee directors may exercise them during the non-employee directors' lifetime.

    TERM AND ADMINISTRATION OF THE DIRECTOR PLAN. The Director Plan is administered by the Compensation Committee. If the amendments are approved by shareholders, the Director Plan will terminate on May 9, 2011, otherwise the Director Plan will terminate on May 11, 2004. The Board of Directors may amend the Director Plan.

    TAX CONSEQUENCES. A director to whom NQOs are granted will not recognize income at the time of grant of such option. When a director exercises the NQO, the director will recognize ordinary compensation income equal to the excess, if any, of the fair market value, as of the date of exercise, of the shares the director receives over the exercise price paid. A director to whom a PSO is granted will, similarly, recognize no income at the time of grant. When the PSO is exercised, the director will generally recognize ordinary compensation income equal to the excess, if any, of the fair market value, as of the date of exercise, of the shares the director receives over the exercise price paid. The tax basis of such shares to the director received as a result of the exercise of NQOs or PSOs will equal the exercise price paid plus the amount includable in the director's gross income as compensation, and the director's holding period for such shares will commence on the day on which the director recognizes taxable income in respect of such shares. Subject to applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of NQOs and PSOs in an amount equal to the ordinary income recognized by the director as described above.

    The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to recipients of options or to the Company or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

    ELIGIBILITY. All directors of the Company who are not employees of the Company, its subsidiaries or affiliates are eligible to participate in the Director Plan. The Company currently has six non-employee directors, all of whom currently have elected to waive all or a portion of their annual retainer in connection with services performed as a director of the Company in exchange for PSOs. Additionally, the Company has two non-employee directors who, at the request of the Company, have been appointed to serve on the governing board of an entity in which the Company has a significant ownership or business interest and they have been granted 2,000 NQOs subject to shareholder approval of these amendments.

    The current non-employee directors would have been entitled to receive the following numbers of NQOs and PSOs if the Director Plan, as amended, had been in effect for the fiscal year ending December 31, 2000:

NAME(1)                                                         NQOS       PSOS
-------                                                       --------   --------
Non-Employee Director Group(2)..............................   44,000     48,568

---------

(1) No executive, nonexecutive officers or employees of the Company will be granted or be entitled to purchase any options under the Director Plan.

(2) The exercise price for all NQOs and PSOs is the average of the closing prices of the Company's Common Stock on each trading day within the thirty-day calendar period ending on the date of the grant.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4.

                                   PROPOSAL 5
                     RATIFICATION OF SELECTION OF AUDITORS

    The Board of Directors recommends to the shareholders the ratification of the selection of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 2001. Ernst & Young LLP has served as the independent auditors for the Company or its predecessor entities since 1980. Ernst & Young LLP follows a policy of rotating the partner in charge of the Company's audit every seven years. Other partners and non-partner personnel are rotated on a periodic basis.

    A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

SUMMARY OF AUDITOR'S FEES FOR 2000

    AUDIT FEES. Ernst & Young LLP's fees for the Company's 2000 annual audit were $1.9 million.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Ernst & Young did not render any professional services to the Company in 2000 with respect to financial information systems design and implementation.

    ALL OTHER FEES. Ernst & Young LLP's fees for all other professional services rendered to us during 2000 were $3.9 million, including audit-related services of $2.1 million. Audit-related services generally include fees for service auditor reviews, subsidiary and employee benefit plan audits, business acquisitions, accounting consultations and SEC registration statements.

    In the event the shareholders fail to ratify the appointment, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may select a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interest of the Company and its shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 5.

             SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

    The following tables sets forth, as of January 1, 2001, the beneficial ownership of equity securities in the Company or its subsidiaries by all directors and nominees, each of the executive officers named in the Summary Compensation Table contained in this Proxy Statement and all directors and executive officers as a group. Each person has sole voting and investment power of the shares, except as noted.

                                                                AMOUNT AND NATURE OF
TITLE OF CLASS                           NAME                  BENEFICIAL OWNERSHIP(1)
--------------             ---------------------------------   -----------------------
Company                    Eula L. Adams                                205,698(2)
Common Stock               David P. Bailis                              495,791(3)
                           Henry C. Duques                            2,982,083(4)
                           Charles T. Fote                            1,265,320
                           Courtney F. Jones                            140,965
                           Robert J. Levenson                           729,515
                           James D. Robinson III                        154,865(5)
                           Charles T. Russell                            64,413
                           Bernard L. Schwartz                          132,149
                           Joan E. Spero                                 22,089
                           Garen K. Staglin                             173,483
                           Arthur F. Weinbach                                 0
                           Michael T. Whealy                            223,761
                           All directors and executive
                           officers as a group (13 persons)           6,590,132

---------

(1) The number of shares reported includes shares covered by options that are exercisable within 60 days of January 1, 2001 as follows: Mr. Adams, 198,932; Mr. Bailis, 491,580; Mr. Duques, 2,974,902; Mr. Fote, 1,197,315;
    Mr. Jones, 138,965; Mr. Levenson, 718,197; Mr. Robinson, 132,695;
    Mr. Russell, 64,013; Mr. Schwartz, 123,697; Ms. Spero, 22,089; Mr. Staglin, 148,375; Mr. Whealy, 222,780; all directors and executive officers as a group; 6,433,540.

(2) Includes 640 shares held by Mr. Adams' wife.

(3) Includes 950 shares held by Mr. Bailis' wife.

(4) Includes 4,268 shares held by Mr. Duques' wife.

(5) Includes 5,000 shares held by Mr. Robinson's wife.

(6) The percent of outstanding Common Stock beneficially owned by all directors and executive officers as a group is approximately 1.7%. The percentage beneficially owned by any director or nominee does not exceed 1%.

                                                           AMOUNT AND NATURE OF
TITLE OF CLASS                          NAME              BENEFICIAL OWNERSHIP(1)
--------------               ---------------------------  -----------------------
Class B Common Limited       Garen K. Staglin                    4,221,657
  Partnership Interests in
  eONE Global, LP

---------

(1) Mr. Staglin owns 89.4% of this class of non-voting partnership interests.

                               BOARD OF DIRECTORS

                                          PRINCIPAL OCCUPATION, BUSINESS                 DIRECTOR
      NAME AND AGE                         EXPERIENCE AND DIRECTORSHIPS                   SINCE
      ------------                        ------------------------------                 --------
Henry C. Duques..........  Chairman and Chief Executive Officer of the Company since       1989
  Age 57                     April 1989 and Chairman of the Board of eONE Global, LLC,
                             a majority-owned subsidiary of the Company, since
                             November 2000. He joined American Express in
                             September 1987 as President and Chief Executive Officer of
                             the Data Based Services Group of American Express Travel
                             Related Services Company, Inc. ("TRS"), the predecessor of the Company, and served in that capacity until
                             April 1989. Mr. Duques was Group President Financial
                             Services and a member of the Board of Directors of
                             Automatic Data Processing, Inc. ("ADP") from 1984 to 1987.
                             He is a director of theglobe.com, Unisys Corporation and
                             CheckFree Corporation, as well as a member of the Board of
                             Trustees of The George Washington University.

Charles T. Fote..........  Director of the Company since May 2000 and President and        2000
  Age 52                   Chief Operating Officer of the Company since
                             September 1998. He served as Executive Vice President of
                             the Company from its initial public offering in
                             April 1992 until September 1998. He was a Director of the
                             Company from the time of its formation in April 1989 as a
                             subsidiary of American Express Company until its initial
                             public offering. Mr. Fote also served as President of
                             Integrated Payment Systems ("IPS") from December 1989
                             through December 1991. From 1985 until 1989, he was
                             Executive Vice President of the Payment Products division
                             of TRS, the predecessor of IPS.

Courtney F. Jones........  Managing Director in charge of the New World Banking Group      1992
  Age 61                   of Bankers Trust from December 1997 to July 1999. He was a
                             Managing Director in Merrill Lynch's Investment Banking
                             Division from July 1989 to December 1990. Prior thereto,
                             he served as Chief Financial Officer, Executive Vice
                             President and a member of the Board of Directors for
                             Merrill Lynch & Co. Inc. From February 1982 to
                             September 1985, Mr. Jones served as Treasurer and
                             Secretary of the Finance Committee of the Board of
                             Directors of General Motors Corporation. He also was
                             formerly a Director of General Motors Acceptance
                             Corporation and General Motors Insurance Company.

Robert J. Levenson.......  Managing Member of the Lenox Capital Group L.L.C.               1992
  Age 59                   Mr. Levenson was an Executive Vice President of the Company
                             from 1993 to 2000 and he continues to perform certain
                             functions for the Company under the Agreement dated
                             June 6, 2000. Former Senior Executive Vice President,
                             Chief Operating Officer, and Member of the Office of the
                             President and Director of Medco Containment
                             Services, Inc., a provider of managed care prescription
                             benefits, from October 1990 to December 1992. From 1985
                             until October 1990, he was a Group President and Director
                             of ADP. Mr. Levenson is a Director of Emisphere
                             Technologies, Inc., Superior Telecom, Inc. and Vestcom
                             International, Inc.

                                          PRINCIPAL OCCUPATION, BUSINESS                 DIRECTOR
      NAME AND AGE                         EXPERIENCE AND DIRECTORSHIPS                   SINCE
      ------------                        ------------------------------                 --------
James D. Robinson III....  Director of eONE Global, LLC, a majority-owned subsidiary of    1992
  Age 65                   the Company, since November 2000. He is the Chairman and
                             Chief Executive Officer of RRE Investors, LLC, a private
                             information technology venture investment firm, and a
                             General Partner of RRE Ventures, L.P. He is also
                             non-executive Chairman of Violy, Byorum & Partners
                             Holdings, LLC, a private investment firm specializing in
                             financial advisory and investment banking activities in
                             Latin America. Mr. Robinson previously served as Chairman
                             and Chief Executive Officer and as a Director of American
                             Express from 1977 until February 1993. He is a Director of
                             Bristol-Myers Squibb Company, The Coca-Cola Company,
                             Cambridge Technology Partners, Screaming Media, and
                             Sunbeam Corporation. Mr. Robinson is a member of the
                             Business Council and the Council on Foreign Relations. He
                             is Honorary Co-Chairman of Memorial Sloan-Kettering Cancer
                             Center, an honorary Trustee of the Brookings Institution
                             and Chairman Emeritus of the World Travel and Tourism
                             Council Institution.

Charles T. Russell.......  Director of eONE Global, LLC, a majority-owned subsidiary of    1994
  Age 71                   the Company, since November 2000. He served as President and
                             Chief Executive Officer of Visa International from 1984 to
                             January 1994. Mr. Russell joined Visa in 1971. He serves
                             on the Board of Visitors at the University of Pittsburgh's
                             Joseph M. Katz School of Business.

Bernard L. Schwartz......  Chairman of the Board of Directors and Chief Executive          1992
  Age 75                   Officer of Loral Space & Communications Ltd., a
                             high-technology company concentrating on satellite
                             manufacturing and satellite-based services. He served as
                             Chairman of the Board of Directors and Chief Executive
                             Officer of Loral Corporation, a leading defense
                             electronics business, from 1972 to 1996. Mr. Schwartz is
                             member of the Board of Directors of Globalstar
                             Telecommunications Limited, which offers global, mobile
                             satellite-based digital telecommunications services. In
                             addition, Mr. Schwartz is a member of the Advisory Council at the Paul H. Nitze School of Advanced International
                             Studies at Johns Hopkins University where he established a chair in political economy, a director of Reliance Group
                             Holdings, Inc., a trustee of Mount Sinai-New York
                             University Medical Center, a trustee of Thirteen/WNET and
                             vice chairman of the New York Film Society.

                                          PRINCIPAL OCCUPATION, BUSINESS                 DIRECTOR
      NAME AND AGE                         EXPERIENCE AND DIRECTORSHIPS                   SINCE
      ------------                        ------------------------------                 --------
Joan E. Spero............  President of the Doris Duke Charitable Foundation since         1998
  Age 56                     January 1997. Ms. Spero was Undersecretary of State for
                             Economic, Business and Agricultural Affairs from 1993 to
                             1997. From 1981 to 1993, Ms. Spero held several offices
                             with American Express Company, the last being Executive
                             Vice President, Corporate Affairs and Communications.
                             Prior to that Ms. Spero was Ambassador to the United
                             Nations for Economic and Social Affairs from 1980 to 1981
                             and she was an Assistant Professor at Columbia University
                             from 1973 to 1979. She is a member of the Board of
                             Trustees of the Brookings Institution, the Wisconsin
                             Alumni Research Foundation, and Columbia University. She
                             serves as a Director/Trustee of certain Scudder Kemper
                             Funds. Ms. Spero was a member of the Board of Directors of
                             Hercules Incorporated from 1985 to 1993 and acted as Chair of the Audit and Compensation Committees for periods of
                             that time.

Garen K. Staglin.........  President and Chief Executive Officer of eONE Global, LLC, a    1992
  Age 56                     majority-owned subsidiary of the Company since
                             October 2000. Mr. Staglin served as the Chairman of the
                             Board of Directors of Safelite Glass Corporation, a
                             manufacturer and retailer of auto glass, from August 1991
                             to September 2000 and he was the Chief Executive Officer
                             of Safelite Glass Corporation from August 1991 to
                             April 1997. From April 1980 until August 1991 Mr. Staglin
                             served as the Corporate Vice President and General Manager of ADP's Automotive Services Group. He serves as a
                             Director of Quick Response Services, Inc. and several
                             private companies. Mr. Staglin serves on the Advisory
                             Council of the Stanford Graduate School of Business and as
                             a Vice President - Trustee of the American Center for
                             Wine, Food and the Arts.

Arthur F. Weinbach.......  Chairman and Chief Executive Officer of Automatic Data          2000
  Age 57                     Processing Inc. ("ADP") since 1998. Mr. Weinbach joined
                             ADP in 1980 and has served as an ADP Director since 1989.
                             He is also a Director of HealthPlan Services and
                             Schering-Plough Corp. as well as serving on the boards of
                             Boys Hope, New Jersey Seeds and the United Way of
                             Tri-State.

                           GOVERNANCE OF THE COMPANY

    In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than fifteen Directors. Directors are divided into three classes and Directors in each class are elected for a three-year term. During 2000, the Board of Directors met eight times (not including Committee meetings). Each of the Directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served during 2000.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The members of the Audit Committee are Courtney F. Jones (Chairperson), Joan
E. Spero and Arthur F. Weinbach. The Audit Committee consists solely of directors who, in the opinion of the Board of Directors, are free from any relationship that would interfere with the exercise of independent judgment in the discharge of the Audit Committee's duties. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. The Audit Committee has general responsibility for reviewing with management the financial controls, accounting, compliance with law, audit and reporting activities of the Company and its subsidiaries as well as reviewing the contingency plans for business continuity undertakings. The Audit Committee also (i) evaluates and recommends to the Board of Directors the selection and, if appropriate, termination of the independent auditors,
(ii) reviews and discusses the audited financial statements with management,
(iii) discusses with the independent auditors the matters required to be discussed by the Statement of Auditing Standards No. 61, (iv) reviews with the independent auditors the nature and scope of any relationships between the auditors and the Company as well as the professional services provided by the independent auditors and takes appropriate action to ensure the continuing independence of the auditors, (vi) recommends to the Corporation's Board of Directors whether the audited financial statements should be included in the Corporation's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, (vii) approves any special assignments given to independent auditors and fees relating thereto, (viii) reviews the planned scope of the annual audit, the fees relating thereto, the independent auditors' report of audit, the accompanying management letter, if any, and management's responses,
(ix) reviews the planned scope and results of the Corporation's internal audit examinations and assessments, (x) consults with the internal auditors and the independent auditors regarding the adequacy of the Corporation's internal accounting controls, the effectiveness and efficiency of the Corporation's internal audit staff, and legal compliance matters, (xi) reviews and investigates possible violations of law and of the Corporation's Code of Conduct, retains outside counsel and other experts to assist in such investigations and directs that appropriate remedial steps are taken if such violations are detected, (xii) reviews and oversees related-party transactions,
(xiii) reviews any major accounting changes made or contemplated by the Corporation, and (xiv) reviews interim financial information with management and the independent auditors. During 2000, the Audit Committee met five times.

    The members of the Compensation and Benefits Committee (the "Compensation Committee") are Charles T. Russell (Chairperson), Bernard L. Schwartz, and Joan
E. Spero. The Compensation Committee consists solely of directors who are not current or former employees of the Company or any subsidiary. The Compensation Committee is responsible for (i) the administration of all salary and incentive compensation plans for the officers and key employees of the Company and its subsidiaries, (ii) reviewing management organization, development and succession planning, (iii) reviewing senior management compensation, and (iv) granting and otherwise administering specific awards under the Corporation's 1992 Long-Term Incentive Plan and comparable plans. The Compensation Committee may exercise all of the powers and authority of the Board with respect to the Company's employee pension benefit plans and employee welfare benefit plans. The Compensation Committee regularly consults with independent compensation advisors in performing its duties. The Compensation Committee also has responsibility for screening and nominating new Director candidates. In exercising its Director nomination responsibilities, the Committee shall consider women and minority candidates consistent with the Company's nondiscrimination policies. In addition, the Committee will consider persons recommended by shareholders. Shareholder recommendations may be submitted to the Secretary of the Company at 5660 New Northside Drive, Suite 1400, Atlanta, Georgia 30328, and they will be forwarded to the Compensation Committee members for their consideration. During 2000, the Compensation Committee met five times.

    The members of the Executive Committee are James D. Robinson III (Chairperson), Henry C. Duques, and Courtney F. Jones. The Executive Committee meets in place of the full Board of Directors in intervals between meetings of the Board. The Committee may act on behalf of the Board of Directors on all matters permitted by the General Corporation Law of the State of Delaware. The Executive Committee met once in 2000.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is included as Exhibit C to this proxy statement.

    In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements of the Company and its subsidiaries to be set forth in the Company's 2000 Annual Report to Shareholders and the Company's Annual Report on Form 10-K for the year ended December 31, 2000 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP, independent accountants for the Company who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Statement on Auditing Standards No. 61 includes, among other items, matters relating to the conduct of an audit of the Company's financial statements under generally accepted auditing standards.

    The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, has considered the compatibility of nonaudit services with the auditors' independence, and has discussed with Ernst & Young LLP their independence from the Company.

    In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2000 for filing with the Securities and Exchange Commission.

                                AUDIT COMMITTEE
                        Courtney F. Jones (Chairperson)
                                 Joan E. Spero
                               Arthur F. Weinbach

                           COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or its affiliates were paid an annual retainer of $50,000. In addition, a non-employee chairman of a standing committee receives an annual retainer of $8,000. Non-employee directors have the option of electing to receive all or a portion of the annual retainer fees in the form of stock option grants pursuant to the First Data Corporation 1993 Director's Stock Option Plan. Non-employee directors also receive annual grants of non-qualified options pursuant to the same plan. Each non-employee director receives options for 10,000 shares of Common Stock upon commencing services as a director and options for 4,000 shares of Common Stock on the date of each annual shareholders' meeting thereafter, except that on the fourth and seventh annual shareholders' meetings thereafter, instead of options for 4,000 shares, each non-employee director receives options for 14,000 shares. Directors are reimbursed for their actual expenses incurred in attending Board, committee and shareholder meetings, including those for travel, food and lodging.

               EXECUTIVE COMPENSATION REPORT BY THE COMPENSATION
                             AND BENEFITS COMMITTEE

    The Compensation Committee establishes compensation policies and employee benefits plans. It also sets the bonus awards for senior management, including the Named Executives.

    COMPENSATION PHILOSOPHY. The Company's executive compensation programs are based on the belief that the interests of its Chief Executive Officer (CEO) and senior management should be aligned with those of the shareholders. For these executives, the Compensation Committee has determined that a significant portion of total compensation should be comprised of "at-risk," performance-based components. The at-risk components provide longer-term rewards that are not earned unless specific, pre-established goals are met.

    In furtherance of its objectives, the Compensation Committee has structured the CEO and senior management's total compensation as a combination of base salary, annual incentive compensation, stock options and a long-term incentive award.

    The Compensation Committee seeks to set executive compensation at levels sufficient to attract, retain and motivate highly qualified executive personnel in light of the compensation practices of a group comprised of companies of comparable size and complexity and top-performing companies in various business sectors in which the Company operates (the "Comparator Group"). An independent consultant surveys the Comparator Group to determine compensation practices and provides the Compensation Committee with comparative evaluations and advice.

    The Comparator Group includes the companies in the peer group included in the Performance Graph in this Proxy Statement. As it did in prior years, the Performance Graph uses a Company-selected group of ten computer services companies. The Comparator Group also includes other companies that are in the same business or are of a similar revenue size, reflecting the Compensation Committee's belief that the broader group is representative of the Company's main competition for executive talent.

    The Compensation Committee's philosophy is that base salary and annual incentive compensation should be competitive with the Comparator Group, and, based upon the Company's financial performance both as a whole and relative to specific targets, that long-term incentive compensation must promote corporate performance which exceeds both a minimum rate of return and objectively identified targets relative to the S&P 500 Index.

    BASE SALARY. It is the Compensation Committee's policy, in setting total compensation, that while base salary should remain competitive, annual and long-term incentive compensation should be emphasized.

Accordingly, Mr. Duques' salary is targeted to reflect salaries between the 50th and 75th percentile paid by the Comparator Group. The salaries of the other Named Executives are targeted to reflect salaries at approximately the 75th percentile paid by the Comparator Group. The Committee targets the total compensation to be paid when pre-established performance goals are achieved to be at or above the 75th percentile paid by the Comparator Group.

    ANNUAL INCENTIVE COMPENSATION. The Compensation Committee implemented a separate annual incentive plan for Mr. Duques and Mr. Fote in 1999, after obtaining shareholder approval to maintain the tax deductibility of the incentive plan payments. The Senior Executive Annual Incentive Plan provides an annual incentive opportunity based on the performance of Company earnings before interest expense and taxes (EBIT) and is designed to focus attention and efforts on this important financial measurement.

    For executive management, except Mr. Duques and Mr. Fote, the Company adopted an annual management incentive program with bonus targets payable if specific goals are achieved. The annual incentive opportunity is based on the overall performance of the Company and on the performance of a business unit or staff function. The purpose of this incentive is to tie a significant portion of annual pay directly to key financial results and other important objectives.

    STOCK OPTIONS. The Compensation Committee has established an annual option grant program under which the number of option grants made each February to the Named Executives and other senior management is performance driven. For 2000, the CEO was eligible for up to 100,000 options, Mr. Fote was eligible for up to 75,000 options and each of the other Named Executives was eligible for up to 50,000 options. One-half of the total possible grant is based on the performance of the Company's common stock as compared to that of the companies in the S&P 500 Index and one-half is based on the achievement of business unit and individual performance objectives.

    LONG-TERM INCENTIVE COMPENSATION. Because the Compensation Committee considers a long-term orientation essential for the CEO and members of executive management, a major part of their incentive compensation is based on the Company's Shareholder Value Plan. Under the plan, a unit value (award amount) is determined at the end of each year based on the performance of the Company's common stock as compared to that of the companies in the S&P 500 Index during the preceding two years (subject to the Committee's discretion to adjust downward). The award amount is banked for a two-year period and increases annually by an amount equal to 50% of the Company's return on equity percentage or, if the return on equity is negative, decreases by an amount equal to 100% of the Company's return on equity percentage. The maximum unit value is awarded if the percentage increase in the price of the Company's common stock, plus dividends, exceeds that of 75% of the companies in the S&P 500 Index.

    The increase in the Company's common stock during the performance period ended December 31, 2000 was greater than that of 75% of the companies in the S&P 500 Index, resulting in the maximum unit value of $3,600,000 being awarded to Mr. Duques, $2,000,000 to Mr. Fote, and $750,000 for other named executives.

    PERFORMANCE REVIEWS. Although the CEO's annual and long-term incentive award is formula driven (subject to the Compensation Committee's discretion to make a downward adjustment), the Compensation Committee has developed a formalized process for providing performance review and feedback to Mr. Duques. For 2000, the outside Board members and Mr. Duques mutually developed goals for him in several major areas including strategy and long-term objectives and executive development and succession planning. In December 2000, Mr. Duques submitted a self-assessment to the outside Board members. In February 2001, the outside Board members met separately to discuss the assessment, then conducted a performance review with Mr. Duques. Performance goals for 2001 also were set at this meeting. Similarly, in February 2001, Mr. Duques reviewed his assessment of each of the other Named Executives with the outside Board members and received their input. Mr. Duques then met with each of the Named Executives to discuss performance and set performance goals for 2001.

    POLICY ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code limits the Company's tax deduction to $1 million for compensation paid to any of the Named Executives unless certain requirements are met. The Company's 1992 Long-Term Incentive Plan, Shareholder Value Plan, and the Company's Senior Executive Annual Incentive Plan are designed to meet those requirements. The Compensation Committee's present intention is to comply with the requirements of Section 162(m) to the extent necessary to obtain full deductibility of executive compensation unless the Compensation Committee determines that such compliance would not be in the best interest of the Company and its shareholders.

                      COMPENSATION AND BENEFITS COMMITTEE
                        Charles T. Russell (Chairperson)
                              Bernard L. Schwartz
                                 Joan E. Spero

                           SUMMARY COMPENSATION TABLE

    The following table shows the cash and other compensation paid or earned and certain long-term awards made to the Named Executives for all services to the Company in all capacities for 2000, 1999, and 1998.

                                                                                           LONG-TERM
                                                  ANNUAL COMPENSATION                     COMPENSATION
                                        ----------------------------------------  ----------------------------
                                                                                      AWARDS        PAYOUTS
                                                                                  --------------  ------------
                                                                   OTHER ANNUAL     SECURITIES        LTIP       ALL OTHER
          NAME AND                                                 COMPENSATION     UNDERLYING      PAYOUTS     COMPENSATION
     PRINCIPAL POSITION         YEAR    SALARY ($)    BONUS ($)         ($)        OPTIONS (#)        ($)          ($)(1)
     ------------------       --------  -----------  ------------  -------------  --------------  ------------  ------------
Henry C. Duques.............    2000      950,000      836,000          1,895        403,042(2)            0      134,818
  Chairman of the Board and     1999      812,308      762,000(3)           0        600,557(4)            0      109,406
  Chief Executive Officer       1998      800,000(5)         0(6)           0        567,383(7,8)  2,492,910(9)   140,707

Charles T. Fote.............    2000      700,000      750,000(10)          0        300,117(2)            0       96,612
  President and Chief           1999      700,000      610,000(3)           0        271,783(4)            0       84,600
  Operating Officer             1998      611,138      200,000              0        434,345(8)      679,885(9)    97,834

Eula L. Adams...............    2000      402,500      300,000              0        254,875(2)            0       55,747
  Senior Executive Vice         1999      337,885      289,000              0         66,783(4)            0       42,493
  President                     1998      264,423      200,000              0         90,000               0       40,175

David P. Bailis.............    2000      450,000      300,000              0        181,533(2)            0       76,011
  Executive Vice President      1999      450,000      337,400              0         71,783(4)            0       52,636
                                1998      428,367      170,000        159,928(10)    238,447(8)            0       46,542

Michael T. Whealy...........    2000      400,000      350,000              0        179,875(2)            0       54,706
  Executive Vice President,     1999      335,962      273,000(3)           0         66,783(4)            0       37,996
  Chief Administrative          1998      259,616      125,000              0        130,000(8)            0       39,093
  Officer, Secretary, and
  General Counsel

------------

(1) Amounts shown for Messrs. Fote, Adams, Bailis, and Whealy include Company contributions to defined contribution plans and the dollar value of above market interest accrued on the Supplemental Savings Plan. For 2000, these amounts were, respectively, as follows: Mr. Fote: $93,980/$2,632;
    Mr. Adams: $54,629/$1,118; Mr. Bailis: $74,023/$1,988; and Mr. Whealy:
    $53,167/$1,539. The amount shown for Mr. Duques consists of Company contributions to defined contribution plans ($93,980), the dollar value of split dollar life insurance ($20,005), the dollar value of above market interest for amounts not paid or payable during the year in the Salary Deferral Plan ($16,944), and the dollar value of above-market interest accrued on the Supplemental Savings Plan ($3,889).

(2) Includes options to purchase shares of the common stock of the Company and options to purchase Limited Partnership Interests (shares) of eONE Global, LP (a subsidiary) under the eONE Global, LP Long-Term Incentive Plan, respectively, as follows: Mr. Duques: 100,000/303,042, Mr. Fote:
    75,000/225,117, Mr. Adams: 125,000/129,875, Mr. Bailis: 43,000/138,533 and
    Mr. Whealy: 50,000/129,875.

(3) Includes discretionary bonuses. In addition to the amounts determined by the plan, the Committee directed that discretionary bonuses also be paid in the following amounts: Mr. Duques: $150,000, Mr. Fote: $100,000, and
    Mr. Whealy: $20,000.

(4) Includes options granted in lieu of a portion of the Shareholder Value Plan "banked" award for the 1998-1999 performance period.

(5) The Committee directed that $200,000 of this amount be awarded in the form of a stock option which is included among those reported in this table.

(6) Mr. Duques did not have an annual bonus plan in 1998.

(7) Includes stock options which the executive received in lieu of cash compensation.

(8) A portion of these are purchased stock options which the executive elected to purchase under a special offering in early 1998.

(9) Awards in 1998 were payouts of amounts "banked" at the end of the two-year performance period ended December 31, 1995. Messrs. Adams, Bailis and Whealy were not eligible to participate at that time.

(10) Includes relocation, moving expenses and associated reimbursement amounts.

                             OPTION GRANTS IN 2000

    The following table contains information concerning options to purchase common stock of the Company under the First Data Corporation 1992 Long-Term Incentive Plan and Limited Partnership Interests in eONE Global (a subsidiary) under the eONE Global, LP Long-Term Incentive Plan that were granted to each of the Named Executives during 2000.

                                              INDIVIDUAL GRANTS
                                          -------------------------
                                          NUMBER OF     % OF TOTAL
                                          SECURITIES     OPTIONS      EXERCISE
                                          UNDERLYING    GRANTED TO     OR BASE                    GRANT
                                           OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   DATE PRESENT
NAME                                       GRANTED       2000(1)      ($/SHARE)      DATE        VALUE(2)
----                                      ----------   ------------   ---------   ----------   ------------
Henry C. Duques.........................   100,000(3)     3.3126       49.9688     02/02/10      1,966,440
                                           303,042(4)     3.5718        4.0000     11/15/10        600,023
Charles T. Fote.........................    75,000(3)     2.4845       49.9688     02/02/10      1,474,830
                                           225,117(4)     2.6534        4.0000     11/15/10        445,732
Eula L. Adams...........................    50,000(3)     1.6563       49.9688     02/02/10        983,220
                                            75,000(3)     2.4845       54.9688     12/13/10      1,622,400
                                           129,875(4)     1.5308        4.0000     11/15/10        257,153
David P. Bailis.........................    43,000(3)     1.4244       49.9688     02/02/10        845,569
                                           138,533(4)     1.6328        4.0000     11/15/10        274,295
Michael T. Whealy.......................    50,000(3)     1.6563       49.9688     02/02/10        983,220
                                           129,875(4)     1.5308        4.0000     11/15/10        257,153

---------

(1) Based on options to purchase an aggregate of 3,018,766 shares granted to employees under the First Data Corporation 1992 Long-Term Incentive Plan during 2000, and an aggregate of 8,484,219 limited partnership interests granted to employees under the eONE Global, LP Long-Term Incentive Plan during 2000.

(2) These values were calculated using the Black-Scholes single option pricing model, a formula widely used and accepted for valuing traded stock options. The model is based on immediate exercisability and transferability, which are not features of the options shown in the table. Any ultimate value will depend on the market value of the Company's stock at a future date. The following assumptions were used to calculate the values for grants under the First Data Corporation 1992 Long-Term Incentive Plan: estimated future dividend yield of .17%; expected price volatility of 35.279%; risk-free rate of return of 4.976%; and option holding period of 5 years. The following assumptions were used to calculate the values for grants under the eONE Global, LP Long-Term Incentive Plan: estimated future dividend yield of 0.0%; expected price volatility of 50%; risk-free rate of return of 4.976%; and option holding period of 5 years.

(3) Options were granted under the First Data Corporation 1992 Long-Term Incentive Plan and carry an exercise price of 100% of the fair-market value of the underlying common stock on the date of grant and become exercisable in increments of one-fourth each year beginning on the first anniversary of the date of the grant.

(4) Options were granted under the eONE Global, LP Long-Term Incentive Plan to purchase Limited Partnership Interests (shares) of eONE Global, LP (a subsidiary). One-fourth of the options granted vest on the first anniversary of the grant date, and 1/36th of the remaining options granted vest on the last day of each calendar month thereafter.

                    AGGREGATED OPTION EXERCISES IN 2000 AND
                          YEAR-END 2000 OPTION VALUES

    The following table sets forth information for the Named Executives regarding the exercise of stock options during 2000 and unexercised stock options held as of the end of 2000:

                                                                     NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                     SHARES                          AT DECEMBER 31, 2000               AT DECEMBER 31, 2000(1)
                                    ACQUIRED                   ---------------------------------   ---------------------------------
                                       ON           VALUE
NAME                               EXERCISE(#)   REALIZED($)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
----                               -----------   -----------   --------------   ----------------   --------------   ----------------
Henry C. Duques            (2)       587,073     16,286,998      2,875,958         1,108,678         89,307,105        11,707,527
                           (3)             0              0              0           303,042                  0                 0
Charles T. Fote            (2)        66,148      1,936,880      1,151,500           564,440         33,886,307         6,706,998
                           (3)             0              0              0           225,117                  0                 0
Eula L. Adams              (2)        15,709        468,812        170,671           243,366          4,787,062         2,499,725
                           (3)             0              0              0           129,875                  0                 0
David P. Bailis            (2)        42,998      1,218,657        449,901           221,784          7,522,694         3,111,854
                           (3)             0              0              0           138,533                  0                 0
Michael T. Whealy          (2)             0              0        195,697           122,438          3,134,957         1,282,702
                           (3)             0              0              0           129,875                  0                 0

---------

(1) The amounts shown reflect the $53.9688 fair market value of the Company's stock on December 31, 2000 less the option exercise price, but they do not reflect the impact of taxes.

(2) Options to purchase Common Stock of the Company which were granted under the First Data Corporation 1992 Long-term Incentive Plan.

(3) Options to purchase Limited Partnership Interests of eONE Global, LP (a subsidiary) under the eONE Global, LP Long-Term Incentive Plan.

                  LONG-TERM INCENTIVE PLANS -- GRANTS IN 2000

    The following table sets forth information regarding grants made in 2000 under the Shareholder Value Plan to the Named Executives for the four-year period beginning January 1, 2000:

                                                                              ESTIMATED FUTURE PAYOUTS
                                            NUMBER OF     PERFORMANCES      UNDER NON-STOCK PRICE-BASED
                                             SHARES,        OR OTHER                   PLANS
                                              UNITS       PERIOD UNTIL    --------------------------------
                                             OR OTHER     MATURATION OR   THRESHOLD    TARGET     MAXIMUM
NAME                                       RIGHTS(#)(1)      PAYOUT        ($)(2)      ($)(3)     ($)(4)
----                                       ------------   -------------   ---------   --------   ---------
Henry C. Duques..........................       0         4 years          660,000      N/A      3,600,000
Charles T. Fote..........................       0         4 years          500,000      N/A      2,000,000
Eula L. Adams............................       0         4 years          250,000      N/A        750,000
David P. Bailis..........................       0         4 years          250,000      N/A        750,000
Michael T. Whealy........................       0         4 years          250,000      N/A        750,000

---------

(1) The Company's long-term incentives under the Shareholder Value Plan are not based on shares, units or rights. Under the terms of the plan, at the end of a two-year performance period, a unit value, i.e. the award, is established for each executive based on the performance of the Company's Common Stock as compared to the performance of companies in the S&P 500 Index, subject to the Committee's discretion to reduce the award produced by the formula based on factors it determines in its discretion. Those unit values or awards are banked for an additional two-year period, until payout of the award, during which time the amount will be increased by a percentage equal to 50% of the shareholders' return on equity each year, or, if return on equity is negative, decreased by a percentage equal to 100% of the shareholders' return on equity each year. For the two-year performance period ended December 31, 2000, the formula produced a unit value of $750,000 for Messrs. Adams, Bailis and Whealy, a unit value of $2,000,000 for Mr. Fote and a unit value of $3,600,000 for Mr. Duques.

(2) Two thresholds must be met before any unit value is established for any of the Named Executives. First, the rate of total shareholders' return must exceed the average two-year treasury note rate of return for the 60-day period prior to the performance period. Second, no unit value is established if the percentage increase in the Common Stock price, plus dividends, does not exceed the percentage increase of at least 50% of the companies in the S&P 500 Index. Amounts shown are the unit values which would be established under the plan formula applicable to each executive if the thresholds are met, but not exceeded. As noted in footnote (1), these amounts will increase or decrease during the two-year banking period after they are set based on the Company's return on equity.

(3) No performance level or pay level has been identified as a target.

(4) Amounts shown are the maximum unit values which may be established at the end of the performance period. The ultimate payout is determined by the Company's return on equity over the two-year banking period after the unit value is established, and may be greater or less than the amount shown. No limit has been placed on the potential increase or decrease.

                                RETIREMENT PLANS

    The Company's defined benefit retirement plans were frozen in 1997. Each of the Named Executives has a frozen benefit which would provide for an annual payment at age 65 of approximately: $37,700 for Mr. Duques, $97,246 for Mr. Fote, $6,948 for Mr. Adams, $9,582 for Mr. Bailis and $5,618 for
Mr. Whealy. All of the Company's executives participate in the Company's defined contribution plans. The Company's contributions to its defined contribution plans on behalf of the Named Executives are shown in the "All Other Compensation" column of the Summary Compensation Table.

                               PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in cumulative total shareholder return on Common Stock of the Company since December 31, 1995 with the cumulative total return over the same period of (i) the S&P 500 Index, and (ii) a peer group selected by the Company composed of the following ten computer services companies with market capitalizations over one billion dollars (Automatic Data Processing Inc., Ceridian Corp., Computer Sciences Corp., DST Systems Inc., Electronic Data Systems Corp., Equifax Inc., Fiserv Inc.,
Paychex Inc., Sunguard Data Systems Inc., and Total System Services Inc.) (the "Peer Group").

    Pursuant to rules of the Securities and Exchange Commission ("SEC"), the comparison assumes $100 was invested on January 1, 1996 in the Company's Common Stock and in each of the indices and assumes reinvestment of dividends, if any. Also pursuant to SEC rules, the returns of each of the companies in the Peer Group are weighted according to the respective company's stock market capitalization at the beginning of each period for which a return is indicated. Historic stock price is not indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

FDS PEER GROUP S&P 500
12/31/1995 100 100 100
12/31/1996 109.29 106.30 122.96
12/31/1997 87.78 127.68 163.98
12/31/1998 95.91 165.16 210.84
12/31/1999 148.64 197.50 255.22
12/31/2000 159.09 222.11 231.98

                         FDC      PEER GROUP    S&P 500
                       --------   -----------   --------
12/31/1995                 100         100          100
12/31/1996              109.29      106.30       122.96
12/31/1997               87.78      127.68       163.98
12/31/1998               95.91      165.16       210.84
12/31/1999              148.64      197.50       255.22
12/31/2000              159.09      222.11       231.98

                     CERTAIN TRANSACTIONS AND OTHER MATTERS

    In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors or officers of the Company or a subsidiary. Transactions with such corporations and financial institutions are conducted on an arm's-length basis and may not come to the attention of the directors or officers of the Company or of the other corporations or financial institutions involved.

    RRE INVESTORS. In the fourth quarter of 1996, the Company made a commitment to invest up to $3 million as a limited partner in RRE Investors, L.P. As of December 31, 2000, the Company had fully funded the commitment, however, capital that has been called and distributed within an eighteen month period is subject to recall. The Company is required to pay RRE Advisors, LLC an annual management fee of 2% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. During 2000, the Company incurred $30,000 in management fees and $5,716 of other expenses. As of December 31, 2000, the gross annualized internal rate of return for RRE Investors, L.P. was approximately 78% per year. The Company contributed this investment to eONE Global, LP, a majority owned subsidiary, in November 2000.

    In the second quarter of 1999, the Company made a commitment to invest up to $5 million as a limited partner in RRE Ventures II, L.P. As of December 31, 2000, the Company had funded $3,654,600 of the commitment. The Company is required to pay RRE Advisors, LLC an annual management fee of 2.5% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. During 2000, the Company incurred $125,000 in management fees and $11,268 in other expenses. As of December 31, 2000, the gross annualized internal rate of return for RRE Ventures II, L.P. was approximately 38% per year. The Company contributed this investment to eONE Global, LP, a majority owned subsidiary, in November 2000.

    Mr. Robinson and members of his family control and have equity interests in RRE Investors, L.P.; RRE Ventures II, L.P.; RRE Partners LLC; and RRE Advisors, LLC. Prior to authorizing the investments as described above, Mr. Robinson disclosed his interests in the transactions to the Board and the Board unanimously approved the investments.

    COMPANY LOANS. On November 10, 2000, the Company loaned Mr. Fote, an executive officer and director of the Company, $1,995,724.98 at 6.10% interest. The loan was made to allow Mr. Fote to exercise options to purchase and hold Common Stock of the Company which were expiring. The loan was approved by the Executive Committee of the Board of Directors and the full amount remained outstanding as of March 1, 2001.

    On February 1, 2001, eONE Global, LP, a majority owned subsidiary of the Company ("eONE"), loaned Mr. Staglin, a director of the Company and Chairman and Chief Executive Officer of eONE, $16,886,628 at 7.4% interest. The loan was made to allow Mr. Staglin to exercise his options to purchase Class B Common Limited Partnership Interests ("Class B Units") of eONE. The Class B Units are nonvoting, restricted interests which will vest over a four-year period. The loan is secured by the Class B Units, is fifty percent recourse to Mr. Staglin as to principal and one hundred percent recourse as to interest and matures upon the sale of any of the interests or ten years from the date of the note. The full amount of the loan remained outstanding as of March 1, 2001.

    CONSULTING AGREEMENT. From May 2000 through November 2000, Mr. Staglin, a director of the Company, provided consulting services to the Company whereby Mr. Staglin pursued e-commerce and internet related business opportunities on behalf of the Company. Mr. Staglin was paid $207,629 for his services and was reimbursed for travel expenses incurred in pursuing those opportunities.

    EXECUTIVE SEARCH AGREEMENT. In 2000, the Company paid $139,685 to Lee & Burgess Associates of Colorado, LLC to perform executive search services. Thomas Haller is employed by and owns approximately 50% of the outstanding equity interests of the LLC. Mr. Haller is married to Kimberly Patmore, the Chief Financial Officer and Executive Vice President of the Company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock ("Section 16 Persons") to file reports of ownership and changes in ownership in the Company's Common Stock with the SEC and the New York Stock Exchange. The Company inadvertently caused one report for Arthur F. Weinbach to be filed late with respect to one grant of an option to purchase Common Stock. Based on the Company's records and other information, the Company believes, with the one exception noted above, that all Section 16(a) filing requirements for the Section 16 Persons have been complied with during or with respect to the fiscal year ended December 31, 2000.

                       PRINCIPAL HOLDERS OF COMMON STOCK

    The following table sets forth, based on the number of shares outstanding as of December 31, 2000, the percentage of ownership of the Common Stock by the persons believed by the Company to own beneficially more than 5% of the Common Stock based solely upon filings with the Securities and Exchange Commission.

                                              AMOUNT AND NATURE OF
NAME AND ADDRESS                              BENEFICIAL OWNERSHIP   PERCENT OF CLASS
----------------                              --------------------   ----------------
A I M Management Group Inc.(1)                         23,822,973          6.0%
  11 Greenway Plaza                              (sole voting and
  Suite 100                                    dispositive power)
  Houston, Texas 77046

---------

(1) A Schedule 13G dated February 9, 2001, was filed by A I M Management Group Inc. on behalf of itself and its wholly-owned subsidiaries A I M Advisors, Inc., A I M Capital Management, Inc. and A I M Private Asset Management, Inc.

                                     * * *

    You are urged to mark, date, sign and return the enclosed Proxy Card in the prepaid envelope provided for such purpose or follow any alternative voting procedure described on the Proxy Card. Your prompt action may save the Company the expense of a second mailing.

    We encourage all shareholders to attend the Annual Meeting of Stockholders on May 9, 2001. If, due to a disability, you desire this document in an alternative, accessible format or you will need special assistance at the meeting, please contact the Corporate Secretary.

                                                  HENRY C. DUQUES

                                                  CHAIRMAN

                                                                       EXHIBIT A

                             FIRST DATA CORPORATION
                        SENIOR EXECUTIVE INCENTIVE PLAN
                      (as amended through March 26, 2001)

I.      PURPOSE

       The purposes of the First Data Corporation Senior Executive Incentive Plan (the "Plan") are (i) to encourage teamwork and individual performance by providing annual incentive compensation contingent upon the achievement of certain corporate objectives, (ii) to advance the interests of the Company by attracting and retaining certain key employees and (iii) to motivate such persons to act in the long-term best interests of the shareholders of the Company.

II.     DEFINITIONS

       The following terms, when used herein and capitalized, shall have the following respective meanings:

       A. BOARD. The Board of Directors of the Company.

       B. COMPENSATION COMMITTEE. The Compensation and Benefits Committee of the Board or a duly appointed subcommittee of the Compensation and Benefits Committee, each member of which may be an "outside director" within the meaning of Section 162(m) of the Code.

       C.  CODE. The Internal Revenue Code of 1986, as amended.

       D. EBIT. The net earnings of the Company, before reduction on account of interest expense and taxes, as determined pursuant to generally accepted accounting principles and consistently applied by the Compensation Committee.

       E. INCENTIVE AWARD. An incentive compensation award paid to a Participant pursuant to the Plan.

       F. PARTICIPANTS. The Chief Executive Officer of the Company and Chief Operating Officer of the Company.

       G. PLAN YEAR. The calendar year.

III.     INCENTIVE AWARDS

       (A) PERFORMANCE OBJECTIVES. The payment of Incentive Awards to Participants under the Plan shall be determined by the extent to which certain corporate performance objectives based on EBIT (the "Performance Objectives") in relation to a target incentive level (the "Target Incentive Level") have been attained with respect to each Plan Year. Prior to the beginning of each Plan Year, or as soon thereafter as is reasonably practicable, but in no event more than 90 days after the beginning of such Plan Year, the Compensation Committee shall (i) establish the performance objectives expressed as dollar amounts of EBIT for such Plan Year and the Target Incentive Level expressed as a dollar amount of incentive compensation for each Participant for such Plan Year and (ii) specify the percentage of such Target Incentive Level for levels of performance based on the Performance Objectives and expressed as a percentage of the Target Incentive Level for the Plan Year. The maximum Incentive Award payable to the Chief Executive Officer of the Company for any Plan Year shall be $2,000,000 and the maximum Incentive Award payable to the Chief Operating Officer of the Company for any Plan Year shall be $1,500,000. No Incentive Award shall be payable with respect to a Plan Year if actual performance is less than 90% of the Target Incentive Level established for such Plan Year.

       (B) EVALUATION OF PERFORMANCE. As soon as practicable following the end of each Plan Year, the Compensation Committee shall determine the degree to which the Performance Objectives have been met for such Plan Year in relation to the applicable Target Incentive Level for purposes of determining the amounts of any Incentive Awards payable under the Plan. Notwithstanding the foregoing, the Compensation Committee shall be entitled to reduce the amount of any Incentive Award payable under the Plan or to determine that no such award shall be payable.

       (C) PAYMENT OF INCENTIVE AWARDS. Incentive Awards shall be payable to Participants as soon as administratively practicable, but not later than March 15, following the applicable Plan Year. Unless otherwise determined by the Compensation Committee, all Incentive Awards shall be paid in cash. Notwithstanding anything in the Plan to the contrary, a Participant may, subject to approval of the Compensation Committee, waive the cash payment of an Incentive Award and elect instead to receive payment of such Incentive Award in the form of a stock option to purchase shares of common stock of First Data Corporation under the 1992 Long-Term Incentive Plan. If a Participant makes such an election, the Committee shall determine in its sole discretion the terms and the conditions of such stock option, including, but not limited to, the number of shares of common stock subject to the option.

IV.     TERMINATION OF EMPLOYMENT

       Unless otherwise determined by the Compensation Committee, a Participant whose employment in his current position with the Company terminates for any reason prior to the end of a Plan Year shall not be entitled to receive an Incentive Award for such Plan Year.

V.      ADMINISTRATION

       The Plan shall be administered by the Compensation Committee, which shall have full power and authority to interpret, construe and administer the Plan in accordance with the provisions herein set forth. The Compensation Committee's interpretation and construction hereof, and actions hereunder, or the amount or recipient of the payments to be made here from, shall be binding and conclusive on all persons for all purposes. In this connection, the Compensation Committee may delegate to any corporation, committee or individual, regardless of whether the individual is an employee of the Company, the duty to act for the Compensation Committee hereunder. No officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own willful misconduct or lack of good faith. The expenses of administering the Plan shall be paid by the Company and shall not be charged against the Plan. The Incentive Awards are intended to qualify as "performance-based compensation" within the meaning of
       Section 162(m) of the Code and shall be interpreted in a manner consistent with such intent.

VI.     AMENDMENT OR TERMINATION

       The Plan shall not become effective unless and until it is approved by the Company's shareholders, and upon such approval shall become effective for the Plan Year in which such approval occurs and each subsequent Plan Year. The Plan may be amended or terminated at any time and for any reason by the Compensation Committee. The Compensation Committee may, in its sole discretion, reduce or eliminate an Incentive Award to any Participant at any time and for any reason. The Plan is specifically designed to guide the Company in granting Incentive Awards and shall not create any contractual right of any employee to any Incentive Award prior to the payment of such award.

VII.     NONTRANSFERABILITY

       No Incentive Award payable hereunder, nor any right to receive any future Incentive Award hereunder, may be assigned, alienated, sold, transferred, anticipated, pledged, encumbered, or subjected to any charge or legal process, and if any such attempt is made, or a person eligible for any Incentive Award hereunder becomes bankrupt, the Incentive Award under the Plan which would otherwise be payable with respect to such person may be terminated by the Compensation Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such award that it deems appropriate.

VIII.    INCOME TAX WITHHOLDING/RIGHTS OF OFFSET

       The Company shall have the right to deduct and withhold from all Incentive Awards all federal, state and local taxes as may be required by law. In addition to the foregoing, the Company shall have the right to set off against the amount of any Incentive Award which would otherwise be payable hereunder, the amount of any debt, judgment, claim, expense or other obligation owed at such time by the Participant to the Company or any Subsidiary.

IX.     CLAIM TO INCENTIVE AWARDS AND EMPLOYMENT RIGHTS

       Nothing in this Plan shall require the Company to segregate or set aside any funds or other property for purposes of paying all or any portion of an Incentive Award hereunder. No Participant shall have any right, title or interest in or to any Incentive Award hereunder prior to the actual payment thereof, nor to any property of the Company. Neither the adoption of the Plan nor the continued operation thereof shall confer upon any employee any right to continue in the employ of the Company or shall in any way affect the right and power of the Company to dismiss or otherwise terminate the employment of either Participant at any time for any reason, with or without cause.

X.      CONSTRUCTION

       Titles and headings of sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

XI.     GOVERNING LAW

       All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the State of Delaware.

                                                                       EXHIBIT B

                             FIRST DATA CORPORATION
                       1993 DIRECTOR'S STOCK OPTION PLAN
                      (as amended through March 26, 2001)

    1. PURPOSE. The purpose of the First Data Corporation 1993 Director's Stock Option Plan (the "Plan") is to advance the interest of First Data Corporation (the "Company") and its stockholders by encouraging increased stock ownership by members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its subsidiaries, in order to promote long-term stockholder value through continuing ownership of the Company's common stock.

    2. ADMINISTRATION. The Plan shall be administered by the Compensation and Benefits Committee of the Board (the "Committee"). The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options ("NQOs") and purchased stock options ("PSOs"). The Committee shall, subject to the provisions of the Plan, grant NQOs and PSOs under the Plan and shall have the power to contrue the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

    3. PARTICIPATION. Each member of the Board who is not an employee of the Company, any of its subsidiaries or any of its affiliates ("Non-Employee Director") shall be eligible to receive NQOs and PSOs in accordance with Paragraphs 5 and 6 below. As used herein, the term "subsidiary" means any corporation or other trade or business at least 50% of whose outstanding voting stock is owned, directly or indirectly, by the Company. As used herein, the term "affiliate" means any person who owns, directly or indirectly, at least 10% of the outstanding voting stock of the Company.

    4. AWARDS UNDER THE PLAN. (a) TYPE OF AWARDS. Awards under the Plan shall include only NQOs and PSOs, which are, in both instances, rights to purchase shares of common stock of the Company having a par value of $.01 per share (the "common stock") which are awarded or sold, respectively, to participants. All NQOs and PSOs are subject to terms, conditions and restrictions specified in Paragraphs 5 and 6 below.

        (b) MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED. Subject to adjustment as provided in Paragraph 7 below, 2,500,000 shares of common stock shall be available for awards under this Plan, reduced by the sum of the aggregate number of shares of common stock which become subject to outstanding NQOs and PSOs. To the extent that shares of common stock subject to an outstanding NQO or PSO are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such NQO or PSO, then such shares of common stock shall again be available for awards under this Plan.

        (c) RIGHTS WITH RESPECT TO SHARES. A Non-Employee Director to whom an NQO or PSO is granted (and any person succeeding to such a Non-Employee Director's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any shares of common stock issuable pursuant to any such NQO or PSO until the date of exercise of such NQO or PSO. Except as provided in Paragraph 7 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date of such exercise.

    5. NONQUALIFIED STOCK OPTIONS. Each NQO granted under the Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

        (a) The NQO exercise price shall be the fair market value of the common stock subject to such NQO on the date the NQO is granted, which shall be the average of the closing prices of a share of common stock on each trading day within the 30 calendar day period ending on the date of grant as reported on the New York Stock Exchange Composite Transactions Tape.

        (b) Each person who becomes a Non-Employee Director shall be granted on the date such person commences services as a Non-Employee Director (or as soon as practicable after such date), NQOs for 10,000 shares of common stock (the "Initial Grant"). On the date of each annual meeting of the stockholders of the Company (a "Stockholder's Meeting") occurring after the Initial Grant (or as soon as practicable after such date), each such person who is a Non-Employee Director immediately after such meeting shall be granted NQOs for 4,000 shares of common stock. Notwithstanding the foregoing, (i) each person who was eligible to receive NQOs under this Plan in 1993 shall be granted NQOs for 14,000 shares of common stock on the date of the third and seventh Stockholders' Meetings following the Initial Grant (or as soon as practicable after such date), provided such person is a Non-Employee Director immediately after such meetings and (ii) each person who became or becomes eligible to receive NQOs under this Plan after 1993 shall be granted NQOs for 14,000 shares of common stock on the date of the fourth annual Stockholder's Meeting following the Initial Grant (or as soon as practicable after such date) and on the date of the Stockholder's Meeting occurring every third year after such fourth Stockholder's Meeting (or as soon as practicable after each such date), provided such person is a Non-Employee Director immediately after each such meeting. The grants of NQOs for 14,000 shares of common stock shall be in lieu of the grants for 4,000 shares which would otherwise be made at the same time. Each Non-Employee Director who at the request of the Company is appointed to serve on the governing board of an entity in which the Company has a significant ownership or business interest shall be granted NQOs for 2,000 shares of common stock on the date of approval of such appointment by the Committee (or as soon as practicable after such date). As long as such Non-Employee Director continues to serve, at the request of the Company, on the governing board of such an entity, such Non-Employee Director shall be granted NQOs for 2,000 shares of common stock on the date of each annual anniversary of such appointment (or as soon as practicable after such date).

        (c) Except for transfers by the Non-Employee Director to certain family members as determined by the Committee, the NQO shall not be transferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during a Non-Employee Director's lifetime only by the Non-Employee Director; and

        (d) The NQO shall not be exercisable:

           (i) after the expiration of ten years from the date it is granted, and may be exercised during such period as follows: for a NQO granted prior to March 7, 2001, one-fourth (25%) of the total number of shares of common stock covered by the NQO shall become exercisable each year beginning with the first anniversary of the date it is granted, except as provided in Subparagraph (d)(iii)(B) in the event of the death of the Non-Employee Director; and for a NQO granted on or after March 7, 2001, 100% of the total number of shares of common stock covered by the NQO shall become exercisable on the date it is granted;

           (ii) unless payment in full is made for the shares of common stock being acquired thereunder at the time of exercise, which payment shall be made

               (A) in United States dollars by cash or check, or

               (B) in lieu thereof, by tendering to the Company shares of common stock owned by the person exercising the NQO and having a fair market value equal to the cash exercise price applicable to such NQO, such fair market value to be the average of the closing prices of a share of common stock on each trading day in the 30 calendar day period ending on the date of exercise as reported on the New York Stock Exchange Composite Transactions Tape; or

               (C) by a combination of United States dollars and shares of common stock as aforesaid; and

          (iii) unless the person exercising the NQO at all times during the period beginning with the date of grant of the NQO and ending on the date of such exercise, has been a Non-Employee Director, or otherwise has performed services for the Company or any of its subsidiaries or affiliates (as defined in Paragraph 3), except that:

               (A) if such person shall cease to be a Non-Employee Director or cease to perform such services for reasons other than death, disability or Retirement while holding a NQO that has not expired and has not been fully exercised, unless otherwise determined by the Committee, such person may exercise the NQO with respect to any shares of common stock as to which such person could have exercised the NQO on the date such person ceased to be a Non-Employee Director or ceased to perform such services, or with respect to a greater number of shares as determined by the Committee, as follows: for a NQO granted prior to March 7, 2001, at any time within 120 days of the date the person ceased to be such a Non-Employee Director or ceased to perform such services (but in no event after the NQO has expired under the provisions of Subparagraph 5(d)(i) above); and for a NQO granted on or after March 7, 2001, at any time before the NQO expires in accordance with the provisions of Subparagraph
           5(d)(i) above; or

               (B) if a Non-Employee Director to whom a NQO has been granted shall die while holding a NQO that has not expired and has not been fully exercised, such person's executors, administrators, heirs or distributees, as the case may be, may exercise the NQO with respect to the total number of shares covered by the NQO, as follows: for a NQO granted prior to March 7, 2001, at any time within one year after the date of such death (but in no event after the NQO has expired under the provisions of Subparagraph 5(d)(i) above); and for a NQO granted on or after March 7, 2001, at any time before the NQO expires in accordance with the provisions of Subparagraph 5(d)(i) above; or

               (C) if a Non-Employee Director to whom a NQO has been granted shall become disabled (as determined by the Committee) while holding a NQO that has not expired and has not been fully exercised, such person may exercise the NQO with respect to any shares of common stock as to which such person could have exercised the NQO on the date of the onset of disability or which become exercisable within the three year period after the date of the onset of disability, or with respect to a greater number of shares as determined by the Committee, as follows: for a NQO granted prior to March 7, 2001, at any time within three years after the date of the onset of such disability (but in no event after the NQO has expired under the provisions of Subparagraph 5(d)(i) above); and for a NQO granted on or after March 7, 2001, at any time before the NQO expires in accordance with the provisions of Subparagraph 5(d)(i) above; or

               (D) if a Non-Employee Director to whom a NQO has been granted shall terminate service as a Non-Employee Director due to Retirement, which for purposes of this subparagraph (d)(iii)(D) shall mean after at least 60 months of continuous service on the Board and on or after the date the Non-Employee Director attains age 60, and while holding a NQO that has not expired and has not been fully exercised, such person may exercise the NQO with respect to any shares of common stock as to which such person could have exercised the NQO on the date of such Retirement, or with respect to a greater number of shares as determined by the Committee, as follows: for a NQO granted prior to March 7, 2001, at any time within 120 days of the date of termination due to Retirement (but in no event after the NQO has expired under the provisions of Subparagraph 5(d)(i) above); and for a NQO granted on or after March 7, 2001, at any time before the NQO expires in accordance with the provisions of Subparagraph
           5(d)(i) above.

    6. PURCHASED STOCK OPTIONS. Each PSO purchased under the Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan. Except as set forth below, PSOs shall be governed by the terms and conditions governing NQOs;

        (a) The PSO exercise price shall be an amount equal to the fair market value of the shares of common stock subject to such PSO on the date such PSO is purchased as described in Subparagraph 6(d) below, which shall be the average of the closing prices of a share of common stock on each trading day in the 30 calendar day period ending on the date of such purchase as reported on the New York Stock Exchange Composite Transactions Tape;

        (b) The PSO purchase price shall be an amount equal to ten (10%) percent of the PSO exercise price;

        (c) Each calendar year, each person who is a Non-Employee Director shall be entitled to purchase PSOs entitling such Non-Employee Director to purchase a maximum number of shares of common stock equal to the nearest whole number determined by a fraction, the numerator of which is equal to the dollar value of the annual retainer to which such Non-Employee Director would be entitled during such year and the denominator of which is equal to the PSO purchase price.

        (d) Each Non-Employee Director who desires to purchase PSOs shall make an election, prior to a date set by the Committee which shall be prior to the beginning of a year to forgo part or all of his annual retainer for such year in exchange for PSOs. If no election is made, the election in place for the preceding year shall be deemed to continue in effect. The Board of Directors or the Committee or the delegate of either shall approve the PSO purchase and the date of purchase shall be the date of such approval.

        (e) If a PSO is purchased prior to March 7, 2001, the PSO shall not be exercisable after the expiration of five years from the date it first become exercisable, and may be exercised during such period as follows: one-third (33 1/3%) of the total number of shares of common stock covered by the PSO shall become exercisable each year beginning with the first anniversary of the date it is purchased, as described in Subparagraph 6(c), except as provided in Subparagraph 6(f)(ii) in the event of the death of the Non-Employee Director. If a PSO is purchased on or after March 7, 2001, the PSO shall not be exercisable after the expiration of ten years from the date it first becomes exercisable, and may be exercised during such period as follows: 100% of the total number of shares of common stock covered by the PSO shall become exercisable on the date it is purchased, as described in Subparagraph 6(c);

        (f) The PSO shall not be exercisable unless the person exercising the PSO at all times during the period beginning with the date of purchase of the PSO and ending on the date of such exercise, has been a Non-Employee Director, or otherwise has performed services for the Company or any of its subsidiaries or affiliates (as defined in paragraph 3), except that:

           (i) if such person shall cease to be a Non-Employee Director or cease to perform such services for reasons other than death, disability or Retirement while holding a PSO that has not expired and has not been fully exercised, unless otherwise determined by the Committee, such person may exercise the PSO with respect to any shares of common stock as to which such person could have exercised the PSO on the date such person ceased to be a Non-Employee Director or ceased to perform such services, or with respect to a greater number of shares as determined by the Committee, as follows: for a PSO granted prior to March 7, 2001, at any time within 120 days of the date the person ceased to be such a Non-Employee Director or ceased to perform such services (but in no event after the PSO has expired under the provisions of Subparagraph 6(e) above); and for a PSO granted on or after March 7, 2001, at any time before the PSO expires in accordance with the provisions of Subparagraph 6(e) above; and, solely with respect to a PSO granted prior to March 7, 2001:

               (A) in the event that the PSO exercise price is less than the fair market value of the shares of common stock at the time such person ceases to be a Non-Employee Director, such person shall be entitled to receive the PSO purchase price plus simple interest credited at the 10 year U.S. Government Treasury Bond Rate from the PSO purchase date to the date such person ceases to be a Non-Employee Director for all shares of common stock for which the PSO is not then exercisable; and

               (B) in the event that the PSO exercise price is greater than the fair market value of the shares of common stock at the time such person ceases to be a Non-Employee Director, the PSO that is not then exercisable shall lapse and such person shall not be entitled to a return of the PSO purchase price with respect to shares of common stock for which the PSO is not then exercisable; or

           (ii) if a Non-Employee Director to whom a PSO has been granted shall die while holding a PSO that has not expired and has not been fully exercised, such person's executors, administrators, heirs or distributees, as the case may be, may exercise the PSO with respect to the total number of shares covered by the PSO, as follows: for a PSO granted prior to March 7, 2001, at any time within one year after the date of such death (but in no event after the PSO has expired under the provisions of Subparagraph 6(e) above); and for a PSO granted on or after March 7, 2001, at any time before the PSO expires in accordance with the provisions of Subparagraph 6(e) above; or:

          (iii) if a Non-Employee Director to whom a PSO has been granted shall become disabled (as determined by the Committee) while holding a PSO that has not expired and has not been fully exercised, such person may exercise the PSO with respect to any shares of common stock as to which such person could have exercised the PSO on the date of the onset of disability or which become exercisable within the three year period after the date of the onset of disability, or with respect to a greater number of shares as determined by the Committee, as follows: for a PSO granted prior to March 7, 2001, at any time within three years after the date of the onset of such disability (but in no event after the PSO has expired under the provisions of Subparagraph 6(e) above); and for a PSO granted on or after March 7, 2001, at any time before the PSO expires in accordance with the provisions of Subparagraph 6(e) above; or

           (iv) if a Non-Employee Director to whom a PSO has been granted shall terminate service as a Non-Employee Director due to Retirement, which for purposes of this Subparagraph (f)(iv) shall mean after at least
       60 months of continuous service on the Board and on or after the date the Non-Employee Director attains age 60, and while holding a PSO that has not expired and has not been fully exercised, such person may exercise the PSO with respect to any shares of common stock as to which such person could have exercised the PSO on the date of such Retirement, or with respect to a greater number of shares as determined by the Committee, as follows: for a PSO granted prior to March 7, 2001, at any time within 120 days of the date of termination due to Retirement (but in no event after the PSO has expired under the provisions of Subparagraph 6(e) above); and for a PSO granted on or after March 7, 2001, at any time before the PSO expires in accordance with the provisions of Subparagraph 6(e) above.

    7. DILUTION AND OTHER ADJUSTMENTS. In the event of any stock split, stock dividend, split-up, spin-off, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to stockholders, other than a regular cash dividend, or other similar change in capitalization or change in the common stock, the number and kind of shares or other securities that may be issued under the Plan pursuant to Subparagraphs 4(b) and 5(b) above, and the number and kind of shares or other securities subject to, and the exercise price per share under, all outstanding NQOs or PSOs shall be appropriately adjusted by the Committee; such adjustment in outstanding NQOs and PSOs shall be made without change in the total NQO and PSO exercise price applicable to the unexercised portion of such NQOs and PSOs and with an adjustment in the NQO and PSO exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

    8.  MISCELLANEOUS PROVISIONS.

        (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an NQO or PSO under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

        (b) Except for transfers by the Non-Employee Director to certain family members as determined by the Committee, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent or distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

        (c) No shares of common stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

        (d) It shall be a condition to the obligation of the Company to issue shares of common stock upon exercise of an NQO or PSO, that the participant (or other beneficiary or person entitled to act under Subparagraph 5(d)(iii)(B) or 6(f) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue such shares.

        (e) The expense of the Plan shall be borne by the Company.

        (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of NQOs or PSOs under the Plan, and rights to the issuance of shares upon exercise of NQOs or PSOs shall be subordinate to the claims of the Company's general creditors.

        (g) By accepting any NQO or PSO or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

        (h) The masculine pronoun means the feminine and the singular means the plural in the Plan, wherever appropriate.

        (i) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding NQOs or PSOs hereunder or any shares of common stock issued pursuant hereto as may be required by
    Section 13 or 15(d) of the securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

        (j) Notwithstanding any other provision in this Plan to the contrary and subject to Paragraph 7 of this Plan, neither the Committee nor the Board shall, without stockholder approval, amend the terms of any outstanding NQO or PSO in order to reduce the exercise price of such NQO or PSO.

    9. AMENDMENT OR DISCONTINUANCE. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any NQO or PSO theretofore granted without such participant's written consent.

    10. TERMINATION. The Plan shall terminate upon the earlier of the following dates or events to occur:

        (a) upon the adoption of a resolution of the Board terminating the Plan; or

        (b) ten years from the date the Plan is approved and adopted by shareholders of the Company in accordance with Paragraph 11 below.

    No termination of the Plan shall materially and adversely affect any of the rights and obligations of any person, without his consent, under any NQO or PSO theretofore granted under the Plan.

    11. STOCKHOLDER APPROVAL AND ADOPTION. The Plan shall be submitted to the stockholders of the Company for their approval and adoption on or before the 2001 Stockholder's Meeting. The effective date set forth herein and any awards granted hereunder shall be subject to such stockholder approval. The stockholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the stockholders duly held on or before that date (or any adjournment of said meeting occurring subsequent to such date) by vote taken in the manner required by the laws of the State of Delaware. In the event that the Plan is not approved by the stockholders of the Company, the Plan and any awards hereunder shall be void and of no force or effect.

                                                                       EXHIBIT C

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    The Audit Committee of the Board of Directors shall be comprised of three or more directors who have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

RESPONSIBILITIES

    The Audit Committee shall have general responsibility for reviewing with management the financial controls, accounting, compliance with law, audit and reporting activities of the Corporation and its subsidiaries as well as the review of contingency plans for business continuity undertakings. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements.

    In carrying out its responsibilities, the Audit Committee will:

    - Review and reassess the adequacy of this Charter on an annual basis.

    - Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority and responsibility to select, evaluate and, if appropriate, terminate their services.

    - Review and discuss the audited financial statements with management.

    - Discuss with the independent auditors the matters required to be discussed by SAS 61, as it may be modified or supplemented.

    - On an annual basis, obtain from the independent auditors a written communication delineating all their relationships with the Corporation and professional services they provided to the Corporation as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented. The Audit Committee will review with the independent auditors the nature and scope of any disclosed relationships and professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

    - Recommend to the Corporation's Board of Directors whether the audited financial statements should be included in the Corporation's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

    - Review and approve the report of the Audit Committee in the Corporation's Annual Report on Form 10-K and the proxy statement for its annual meeting of shareholders.

ADDITIONAL POWERS

    In carrying out its responsibilities, the Audit Committee also shall have the power to:

    - Approve any special assignments given to independent auditors and fees relating thereto.

    - Review the planned scope of the annual audit, the fees relating thereto, the independent auditors' report of audit, the accompanying management letter, if any, and management's responses thereto.

    - Review the planned scope and results of the Corporation's internal audit examinations and assessments.

    - Consult with the internal auditors and the independent auditors regarding the adequacy of the Corporation's internal accounting controls, the effectiveness and efficiency of the Corporation's internal audit staff, and legal compliance matters.

    - Review and conduct investigations regarding possible violations of law and of the Corporation's Code of Conduct, to retain outside counsel and other experts to assist in such investigations and to direct that appropriate remedial steps are taken if such violations are detected.

    - Review and oversee related-party transactions.

    - Review any major accounting changes made or contemplated by the Corporation.

    - Review interim financial information with management and the independent auditors.

                                                         ----------------------
[LOGO]                                                   COMPANY #
                                                         CONTROL #
                                                         ----------------------

THERE ARE TWO WAYS TO VOTE YOUR PROXY.

VOTE BY PHONE -- CALL TOLL FREE -- 1-800-240-6326

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12 p.m. on May 8, 2001.

- You will be prompted to enter your 3-digit Company Number and 7-digit Control Number located above.

-   Then follow the instructions of the automated program.

- YOUR TELEPHONE VOTE AUTHORIZES YOUR SHARES TO BE VOTED IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY.

VOTE BY MAIL

- Mark, sign and date your proxy card, and return it in the postage-paid envelope we've provided or return it to FIRST DATA CORPORATION, c/o Shareowner Services-SM-, P.O. Box 64873, St. Paul, MN 55164-0873.

           IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

1.  Election of directors:  01  Henry C. Duques     03 Joan E. Spero
                            02  Charles T. Fote

     ___ Vote FOR            ____ Vote WITHHELD
         all nominees             from all nominees
         (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED
NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX        /            /
PROVIDED TO THE RIGHT.)

                               PLEASE FOLD HERE

2.  The approval of an amendment to the Company's Shareholder Value Plan.
    ___ For     ___ Against     ___ Abstain

3.  The approval of an amendment to the Company's Senior Executive Incentive
    Plan.
    ___ For     ___ Against     ___ Abstain

4. The approval of amendments to the 1993 Director's Stock Option Plan and the allocation of 1,000,000 shares of the Company's Common Stock to the Plan.
    ___ For     ___ Against     ___ Abstain

5. The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2001.
    ___ For     ___ Against     ___ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  / /
Indicate Changes below:

                                       Date:
                                            ---------------------------------

                                       /                                     /

                                       Signature(s) in Box

                                       Please sign exactly as your name(s)
                                       appear on Proxy. If held in joint
                                       tenancy, all persons must sign.
                                       Trustees, administrators, etc., should
                                       include title and authority.
                                       Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                            FIRST DATA CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS

                           WEDNESDAY, MAY 9, 2001


FIRST DATA CORPORATION                                                    PROXY

--------------------------------------------------------------------------------

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST DATA
        CORPORATION (FDC) FOR USE AT THE ANNUAL MEETING ON MAY 9, 2001.

By signing this proxy, you revoke all prior proxies and appoint Henry C. Duques and Michael T. Whealy, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of FDC you held in your account on March 12, 2001 at the Annual Meeting of Stockholders of FDC, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. In their discretion, Mr. Duques and Mr. Whealy are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.


                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                              ----------------
[LOGO]                                                        COMPANY #
                                                              CONTROL #
                                                              ----------------
THERE ARE TWO WAYS TO VOTE YOUR PROXY.

VOTE BY PHONE -- CALL TOLL FREE -- 1-800-240-6326

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12 p.m. on May 4, 2001.

- You will be prompted to enter your 3-digit Company Number and 7-digit Control Number located above.

-   Then follow the instructions of the automated program.

- YOUR TELEPHONE VOTE AUTHORIZES YOUR SHARES TO BE VOTED IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY.

VOTE BY MAIL

- Mark, sign and date your proxy card, and return it in the postage-paid envelope we've provided or return it to FIRST DATA CORPORATION, c/o Shareowner Services-SM-, P.O. Box 64873, St. Paul, MN 55164-0873.

           IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, AND 5.

1.  Election of Directors:   01  Henry C. Duques   03  Joan E. Spero
                             02  Charles T. Fote

     ___ Vote FOR            ____ Vote WITHHELD
         all nominees             from all nominees
         (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED
NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX        /            /
PROVIDED TO THE RIGHT.)

                               PLEASE FOLD HERE

2.  The approval of an amendment to the Company's Shareholder Value Plan.
    ___ For     ___ Against     ___ Abstain

3.  The approval of an amendment to the Company's Senior Executive Incentive
    Plan.
    ___ For     ___ Against     ___ Abstain

4. The approval of amendments to the 1993 Director's Stock Option Plan and the allocation of 1,000,000 shares of the Company's Common Stock to the Plan.
    ___ For     ___ Against     ___ Abstain

5. The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2001.
    ___ For     ___ Against     ___ Abstain

IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT PRESENTLY IS NOT AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.

Address Change? Mark Box  / /
Indicate Changes below:

                                      Date
                                          ----------------------------------

                                       /                                     /

                                       Signature(s) in Box

                                       Please sign exactly as your name(s)
                                       appear on Proxy. If held in joint
                                       tenancy, all persons must sign.
                                       Trustees, administrators, etc., should
                                       include title and authority.
                                       Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                            FIRST DATA CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS

                           WEDNESDAY, MAY 9, 2001


FIRST DATA CORPORATION                                                    PROXY

--------------------------------------------------------------------------------

EMPLOYEE PROXY VOTING CARD IN CONNECTION WITH THE FIRST DATA CORPORATION IN CENTIVE SAVINGS PLAN (ISP)/EMPLOYEE STOCK PURCHASE PLAN (ESPP)/RESTRICTED STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST DATA CORPORATION (FDC).

Shown on the opposite side of this card are the number of shares of FDC stock, if any, beneficially held for you (1) in the ISP, (2) the ESPP, and
(3) as Restricted Stock, as of March 12, 2001. Shares held in the ISP were provided by The American Express Company. Shares held in the ESPP were provided by Charles Schwab. Shares of Restricted Stock were provided by FDC Stock Plan Administration.

By completing and mailing this card in time for delivery before May 4, 2001, you will have voted all of your shares held in the ISP, the ESPP and as Restricted Stock. If you own FDC shares outside of these plans, you will receive separate proxy materials which you should complete and return in the envelope provided with those materials.

VOTING AUTHORIZATION FOR ISP SHARES - I hereby instruct American Express Company ("American Express"), as Trustee under the FDC ISP, to vote, in person or by proxy, all shares of Common Stock of FDC allocated to my account under the ISP at the Annual Meeting of Stockholders of FDC to be held on May 9, 2001, and at any postponement or adjournment thereof, in the manner specified on the reverse side of this card. American Express will vote the ISP shares represented by the voting instruction if properly completed and signed by me and received back by May 4, 2001. THE ISP TRUST AGREEMENT INSTRUCTS AMERICAN EXPRESS TO VOTE FDC SHARES ALLOCATED TO MY ISP ACCOUNT FOR WHICH AMERICAN EXPRESS HAS NOT RECEIVED INSTRUCTIONS FROM ME IN THE SAME PROPORTION ON EACH ISSUE AS IT VOTES THOSE SHARES CREDITED TO PARTICIPANTS' ACCOUNTS FOR WHICH AMERICAN EXPRESS RECEIVED INSTRUCTIONS FROM PARTICIPANTS.

VOTING AUTHORIZATION FOR ESPP SHARES AND RESTRICTED STOCK - I hereby appoint Henry C. Duques and Michael T. Whealy, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of FDC beneficially held by me in the ESPP or as Restricted Stock on March 12, 2001, at the Annual Meeting of Stockholders of FDC to be held on May 9, 2001, and at any adjournment or postponement thereof, in the manner specified on the reverse side of this card. With respect to ESPP Shares and Restricted Stock, this Proxy, when properly executed, will be voted as directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS INDICATED AND FOR THE APPROVAL OF ALL PROPOSALS PRESENTED.

         (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

FIRST DATA CORPORATION                                                    PROXY

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

1.  Election of directors:    01 Henry C. Duques    03 Joan E. Spero
                              02 Charles T. Fote

    / / Vote FOR                       / / Vote WITHHELD
        all nominees                       from all nominees
        (except as marked)

       /                                              /

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.  The approval of an amendment to the Company's Shareholder Value Plan.

    / / For           / / Against           / / Abstain

3.  The approval of an amendment to the Company's Senior Executive
    Incentive Plan.

    / / For           / / Against           / / Abstain

4. The approval of amendments to the 1993 Director's Stock Option Plan and the allocation of 1,000,000 shares of the Company's Common Stock to the Plan.

    / / For           / / Against           / / Abstain

5. The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2001.

    / / For           / / Against           / / Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Dated: ______________________________

/                                    /
Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

FIRST DATA CORPORATION                                                    PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST DATA CORPORATION
(FDC) FOR USE AT THE ANNUAL MEETING ON MAY 9, 2001.

By signing this proxy, you revoke all prior proxies and appoint Henry C. Duques and Michael T. Whealy, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of FDC you held in your account on March 12, 2001 at the Annual Meeting of Stockholders of FDC, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. In their discretion, Mr. Duques and Mr. Whealy are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

                        See reverse for voting instructions.